UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 21, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 22, 2010, at 9:00 a.m. EDT, to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.

The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Glenn S. Lyon,
Chief Executive Officer

The Finish Line, Inc.

3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Notice of Annual Meeting of Shareholders
to be held July 22, 2010

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

Notice is hereby given that the 2010 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 22, 2010, at 9:00 a.m. EDT, will be conducted for the following purposes:

(1)	To elect three Class III directors to serve on the Company’s Board of Directors until the 2013 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 26, 2011; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 21, 2010, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Chief Administrative Officer & Secretary

Indianapolis, Indiana
June 21, 2010

Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.

3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 22, 2010

________________________

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 21, 2010, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2010 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 22, 2010, at 9:00 a.m. local time, and any adjournment or postponement thereof.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)      elect three Class III directors to serve on the Board until the 2013 Annual Meeting of Shareholders;

(2)      to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 26, 2011; and

(3)      vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and related proxy materials are first being mailed to shareholders on or about June 21, 2010. With this proxy statement, we are sending you our 2010 Annual Report, which includes our financial statements for the fiscal year ended February 27, 2010. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (“SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Corporate Secretary at (317) 613-6523 or by mail to:

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Attn: Corporate Secretary

In addition, you may obtain copies of our public filings, including this proxy statement, our 2010 Annual Report on Form 10-K, and the form of proxy relating to the annual meeting, without charge from our web site at http://www.finishline.com, click on the “Our Company” link and then on the “Investor Relations” link, or from the SEC’s web site at http://www.sec.gov. The Company’s ticker symbol is FINL. You also may request a copy of these materials by sending an email to IR@finishline.com. For meeting directions please call (317) 899-1022, extension 4.

 Throughout this Proxy Statement, fiscal 2008, fiscal 2009, and fiscal 2010 represent the fiscal years ended March 1, 2008, February 28, 2009, and February 27, 2010, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition to the mailing of this proxy statement, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation for these services. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.

Voting at the Meeting

Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 21, 2010 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 52,259,947 Class A Common Shares and 2,139,545 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes. The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum of all the Company’s common shares for the Annual Meeting to be held.

In the election of directors, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for such nominee shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shareholders do not have the right to cumulate their votes in the election of directors.

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 26, 2011 to be ratified, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it. Abstentions and broker non-votes will have no effect on the vote for these proposals.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class III director nominees indicated herein to serve on the Board until the 2013 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

ELECTION OF CLASS III DIRECTORS

(Item 1 on your Proxy)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I Directors, currently consisting of Alan H. Cohen, Glenn S. Lyon, Mark S. Landau and Delores A. Kunda, will expire at the 2011 Annual Meeting of Shareholders. As previously reported, on May 26, 2010, Mr. Cohen informed the Board of Directors of his decision to retire as Chairman and as a member of the Board effective as of the date of the Annual Meeting on July 22, 2010. Therefore, Mr. Cohen’s term of office as a Class I Director will not continue after the Annual Meeting. The term of the Class II directors, consisting of Bill Kirkendall, William P. Carmichael, and Richard P. Crystal, will expire at the 2012 Annual Meeting of Shareholders, and the term of the Class III directors, consisting of Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz will expire at the 2010 Annual Meeting of Shareholders.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class III directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Those Class III directors elected at the 2010 Annual Meeting will serve for a three-year term expiring at the 2013 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal. Management has no reason to believe that the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

The nominees for election as Class III directors of the Company are Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz. Each of such persons currently serves as a director of the Company. The nominees for election as Class III directors of the Company were selected by the Board upon the recommendation of the Governance & Nominating Committee of the Board.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the Class III director nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 21, 2010, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Class A				Class B
	Number of Shares (1)(2)		Stock Options exercisable within 60 days (3)	% of Class (4)	Number of Shares (1)		% of Class (4)	Total Shares

Alan H. Cohen	—		245,000	(5)	842,581		39.4%	1,087,581
Glenn S. Lyon	73,000		212,347	(5)	66,693		3.1%	352,040
Steven J. Schneider	130,920		162,054	(5)	45,550		2.1%	338,524
Gary D. Cohen	134,642		164,076	(5)	24,716		1.2%	323,434
George S. Sanders	92,106		162,251	(5)	20,116		(5)	274,473
Donald E. Courtney	90,750	(6)	107,060	(5)	19,418		(5)	217,228
Michael L. Marchetti	86,440		163,694	(5)	19,826		(5)	269,960
Samuel M. Sato	30,000		27,965	(5)	21,900		1.0%	79,865
Edward W. Wilhelm	—		3,000	(5)	41,074		1.9%	44,074
Stephen Goldsmith	3,786		40,000	(5)	4,799		(5)	48,585
Bill Kirkendall	2,786		27,000	(5)	4,799		(5)	34,585
William P. Carmichael	17,786		—	(5)	4,799		(5)	22,585
Dolores A. Kunda	4,138		—	(5)	4,799		(5)	8,937
Catherine A. Langham	4,586		22,000	(5)	4,799		(5)	31,385
Norman H. Gurwitz	—		—	(5)	8,398		(5)	8,398
Richard P. Crystal	—		—	(5)	2,773		(5)	2,773
Mark S. Landau	—		—	(5)	2,674		(5)	2,674
All directors and executive officers as a group (17 persons)	670,940		1,336,447	3.8%	1,139,714		53.3%	3,147,101
David I. Klapper (7)	—		—	(5)	579,443		27.1%	579,443
Larry J. Sablosky (7)	—		—	(5)	360,818	(8)	16.9%	360,818
BlackRock, Inc.	3,336,013	(9)	—	6.4%	—		—	3,336,013
Dimensional Fund Advisors LP	3,713,486	(9)	—	7.1%	—		—	3,713,486

(1)
Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The amounts in this column exclude any Class B Common Shares convertible into a corresponding number of Class A Common Shares.
(3)	The directors and executive officers listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 21, 2010.
(4)
The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(5)	Less than 1% of the respective Class of shares outstanding.
(6)	Includes 9,200 Class A Common Shares held by Mr. Courtney’s spouse.
(7)	A retired founder of the Company.
(8)	Includes 25,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner.
(9)	This information is based solely on the following Schedules 13G and 13G/A filed with the Securities and Exchange Commission:
BlackRock, Inc.	as of December 31, 2009
Dimensional Fund Advisors LP	as of December 31, 2009

Changes in Control

As previously disclosed, on July 23, 2009, the Company amended and restated its Restated Articles of Incorporation (as amended, the “Restated Articles”) to effect a number of amendments relating to the Company’s dual class stock structure.  First, the Restated Articles provide for the conversion of all outstanding high voting Class B common shares into Class A common shares as of the day after the Company’s annual shareholders’ meeting to be held in 2012, and eliminate the prior provision in the Company’s restated articles of incorporation which automatically converted all Class B common shares into Class A common shares on a one-to-one basis only once they constituted less than 5% of the total common shares outstanding as of a record date for an annual meeting.  The Class B common shares entitle the holders of record to ten votes for each share held, while the Class A common shares entitle the holders of record to one vote per share.  Second, the Restated Articles also provide that if at any time the holders of all Class B common shares hold greater than 41% of the total voting power of the Company’s shares as of the record date for any shareholders’ meeting, then the number of votes per share of each holder of Class B common shares will automatically be reduced (on a proportionate basis) so that the holders of Class B common shares hold in the aggregate no more than 41% of the Company’s total voting power.  The Restated Articles further provide for the automatic conversion of Class B common shares issued to Company employees or directors into Class A common shares upon each such person’s death or termination of employment or service.  A more detailed description of the background and reasons for the amendments effected by the Restated Articles is set forth in the Company’s Proxy Statement for its 2009 annual shareholders’ meeting under the caption “Background and Reasons for Proposals Relating to Higher Vote Class B Common Shares.”

In addition to the Restated Articles described above, on July 23, 2009 the Company’s shareholders approved the Finish Line, Inc. 2009 Incentive Plan, which provides the Company with the authority to issue up to 6,500,000 Class A common shares and Class B common shares, in the aggregate (which is limited to 2,500,000 Class A and Class B common shares for all awards other than options and stock appreciation rights).  See “Executive Compensation – Compensation Discussion and Analysis – 2009 Incentive Plan” below.

As of May 21, 2010, Alan H. Cohen, Larry J. Sablosky, and David I. Klapper (the “Founders”) owned 842,581, 360,818, and 579,443 shares of Class B common stock, respectively, and Alan H. Cohen held stock options to purchase an additional 245,000 shares of Class A common stock, representing 11.8%, 4.9%, and 7.9%, respectively, of the total voting power of the Company’s common stock on a fully diluted basis.  Additionally, as of May 21, 2010, there were a total of 2,139,545 shares of Class B common stock issued and outstanding, representing 29.1% of the total voting power of the Company’s common stock.

Correspondingly, due to the extent of each of the Founder’s voting power represented by their holdings of Class B common stock, if any one or more of the Founders disposes of shares of Class B common stock, or converts such shares into shares of Class A common stock, prior to the day after the Company’s 2012 annual shareholders’ meeting, or a sufficient number of shares of Class B common stock are issued to participants under awards pursuant to the 2009 Incentive Plan, any one or more of a Founder’s percentage voting power may be reduced which may result in an effective change in control of the Company.  Notwithstanding the foregoing, upon the conversion of all shares of Class B common stock into shares of Class A common stock on the day after the Company’s 2012 annual shareholders’ meeting as described above, the aggregate percentage voting power of the holders of Class B common stock, including the voting power of the Founders (if they continue to hold shares of Class B common stock at that time), will be reduced on a 10-to-1 basis, which also may result in a change in effective control of the Company.

MANAGEMENT

Executive Officers and Directors

The executive officers, directors and nominees for director of the Company are as follows:

Name	Age	Position	Since

Glenn S. Lyon*	60	Chief Executive Officer, Class I Director, Chairman of the Board (effective July 22, 2010)*	2001
Steven J. Schneider	54	President and Chief Operating Officer	1989
Gary D. Cohen	58	Chief Administrative Officer, Secretary	1997
Edward W. Wilhelm	51	Executive Vice President, Chief Financial Officer	2009
George S. Sanders	52	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	55	President, E-Commerce	1989
Michael L. Marchetti	59	Executive Vice President, Store Operations	1995
Samuel M. Sato	46	Executive Vice President, Chief Merchandising Officer	2007
Alan H. Cohen*	63	Chairman of the Board, Class I Director (until July 22, 2010)*	1976
Dolores A. Kunda	54	Class I Director	2008
Stephen Goldsmith	63	Class III Director	1999
Bill Kirkendall	56	Class II Director	2001
William P. Carmichael	66	Class II Director	2003
Catherine A. Langham	52	Class III Director	2006
Norman H. Gurwitz	62	Class III Director	2009
Richard P. Crystal	65	Class II Director	2010
Mark S. Landau	52	Class I Director	2010
*
On May 26, 2010, Mr. Alan Cohen informed the Board of Directors of his retirement as Chairman of the Board and as a member of the Board effective as of the date of the Annual Meeting on July 22, 2010.  As a result, Mr. Cohen’s term of office as a director will not continue after the Annual Meeting.  The Board has appointed Mr. Glenn Lyon to succeed Mr. Cohen as Chairman of the Board, effective as of July 22, 2010.

Mr. Glenn S. Lyon is currently the Chief Executive Officer of the Company and has been appointed to succeed Mr. Alan Cohen as the Chairman of the Company’s Board of Directors, effective as of July 22, 2010.  Mr. Lyon originally was elected to the Board of Directors in January 2009, had served as President of the Company from October 2003 to December 2008, and was also the Company’s Chief Merchandising Officer from 2001 until 2007.  He also served as Executive Vice President and Chief Merchandising Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions.  Mr. Lyon has extensive experience in corporate governance, operational management, and strategic planning developed from over 37 years in the retail industry.  His experience and leadership skills provide the Board with valuable in-depth knowledge of the retail industry, which were significant factors in assisting the Board reach its decision to appoint Mr. Lyon as Chairman of the Board.

Mr. Steven J. Schneider is currently the President and Chief Operating Officer of the Company, he has served in this capacity since December 2008. He has served as the Company’s Chief Operating Officer since October 2003, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary, from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President, Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 30 years.

Mr. Gary D. Cohen is currently the Chief Administrative Officer and Secretary of the Company. From April 2000 to June 2009 he served as Executive Vice President, General Counsel and Secretary of the Company. Mr. Cohen also served as Senior Vice President, General Counsel and Secretary of the Company from July 1997 to April

2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock.  During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with the firm of Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen, the current Chairman of the Board.

Mr. Edward W. Wilhelm has served as Executive Vice President, Chief Financial Officer of the Company since March 2009. Previously, Mr. Wilhelm served, since 2000, as Executive Vice President and Chief Financial Officer of Borders Group, Inc. From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting and Treasury for Borders Group, and served as Vice President of Finance there from 1994 through 1997. Mr. Wilhelm holds a Bachelor’s of Science degree in accounting from the University of Detroit and is a certified public accountant.

Mr. George S. Sanders has served as Executive Vice President, Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President, Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President, Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates he held the position of Senior Leasing Representative.

Mr. Donald E. Courtney has served in the position of President of the Company’s e-commerce division since August 2009. From October 2003 to August 2009, he served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company, and as Executive Vice President, Chief Information Officer-Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President, MIS and Distribution of the Company from March 1997 to April 2000, and as Vice President, MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Mr. Courtney was employed by Guarantee Auto Stores, Inc., an automotive retailer. At the time Mr. Courtney left Guarantee Auto Stores he held the position of Vice President, – MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 30 years.

Mr. Michael L. Marchetti has served as Executive Vice President, Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President, Store Operations of the Company from March 1997 to April 2000 and as Vice President, Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.

Mr. Samuel M. Sato has served as Executive Vice President, Chief Merchandising Officer of the Company since March 2007. Mr. Sato began his career at Nordstrom Inc. in 1985. He was a Regional Merchandise Manager, Menswear and Footwear, in the Northeast and Mid-Atlantic regions of Nordstrom, then served as Divisional Merchandise Manager, Shoes. Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999. Mr. Sato has been involved in the retail industry for over 24 years.

Mr. Alan H. Cohen, a co-founder of the Company, is currently the Chairman of the Board. On May 26, 2010, Mr. Cohen informed the Board of Directors of his decision to retire as Chairman and as a member of the Board effective as of the date of the Annual Meeting on July 22, 2010. Mr. Cohen served as the Chief Executive Officer of the Company from 1982 until his retirement from that position in November 2008.  From May 1982 until October 2003, Mr. Cohen also served as President of the Company.  Mr. Cohen has been involved in the athletic retail business for over 34 years, including as a principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company), which was founded in 1976. Mr. Cohen has extensive experience in corporate finance and strategic planning, and his experience and skills have provided the Board with valuable in-depth knowledge of the athletic retail industry.  This background and experience has enhanced Mr. Cohen’s ability to provide leadership to the Company in his role as Chairman of the Board.  Mr. Cohen is an attorney, and practiced law from 1973 through 1981, and he also is the brother of Gary D. Cohen. As a result of his previously disclosed retirement announcement, Mr. Cohen’s term of office as a director of the Company will not continue after the Annual Meeting.

Ms. Dolores A. Kunda was elected as a director of the Company in October 2008. Ms. Kunda is the founder, President and CEO of Lápiz, one of the largest Hispanic advertising agencies in the US since 1999. Lápiz is a division of Leo Burnett USA and all entities are part of a French communications holding company, Publicis Groupe. In 2007, Ms. Kunda assumed the position as President of Leo Burnett Puerto Rico concurrent with her position at Lápiz. Ms. Kunda served as Director for Lenox Group Inc. from October 2006 to April 2009, and was a member of Lenox’s Audit Committee. Ms. Kunda has an undergraduate degree from Smith College and an MBA from Northwestern University’s Kellogg Graduate School of Management. Ms. Kunda has been in the advertising field for nearly 25 years, and has focused on Hispanic marketing for the last 17 years. Ms. Kunda is the founder of Lápiz, one of the largest Hispanic advertising agencies in the US and has over twenty years of experience in marketing and advertising to the general market, Mexico, the US Hispanic market and Puerto Rico. Ms. Kunda has particular expertise in the areas of marketing and advertising, specifically with respect to the U.S. Hispanic community, which is valuable to the Board in community outreach, branding, and diversity initiatives.  This experience also enables Ms. Kunda to provide valuable guidance to the Board with respect to Latin American markets, such as in Mexico and the Caribbean.

Mr. Stephen Goldsmith has served as a director of the Company since July 1999. In April 2010, Mr. Goldsmith was appointed as the Deputy Mayor of Operations for New York City by Mayor Michael Bloomberg, effective June 1, 2010. Mr. Goldsmith is also the Daniel Paul Professor of Government, and Director of the Innovations in American Government Program at Harvard University's Kennedy School of Government. He serves as a Strategic Advisor to the law firm of McKenna Long and Aldridge, as well as to Capital Source, a Maryland based financial institution. From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999. Mr. Goldsmith is currently a director of U.S. Infrastructure Corporation, a leading provider of utility infrastructure locating services. During the past five years, Mr. Goldsmith also has served as a director of The Steak n Shake Company (from 1999 to 2005), a national restaurant chain, and Net2Phone, Inc. (from 2003 to 2005), an internet communications company.  Mr. Goldsmith has particular expertise in public affairs and government relations, and has extensive experience in corporate governance, operational leadership, and advising on matters relating to structured finance.  This background and experience enables Mr. Goldsmith to provide valuable guidance to the Board, especially with respect to strategic planning and assessment of trends in public policy issues relevant to the Company’s business.

Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall is a Partner in D.A. Weibring/Golf Resources Group, a golf course design, management and consulting firm worldwide since 2006.   He is also the Chief Executive Officer of Pure Motion, Inc., a company that develops and markets technology-based training aids for recreational sports since March 2007. From 1976 to 1982 Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company. From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc. (Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998. Mr. Kirkendall’s experience and in-depth knowledge of the athletic retail and sporting goods industries enables him to provide valuable guidance to the Board with respect to management and operational issues and also assessment of business and industry trends.

Mr. William P. Carmichael has served as a director of the Company since July 2003. Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I. From 1998 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for 26 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and from 1973 to 1984 as Vice President of Esmark, Inc. Mr. Carmichael has served as a director of Cobra Electronics Corporation since 1994, and during the past five years he also has served as a director of Spectrum Brands (formerly Rayovac Corporation; from August 2002 to August 2009), and Simmons Company (from May 2004 to January 2010).  Mr. Carmichael has extensive experience in corporate finance, accounting, and financial management.  This experience enables Mr. Carmichael to provide valuable guidance to the Board with respect to analyzing its operating results, financial condition, and strategic plans.

Ms. Catherine A. Langham has served as a director of the Company since April 2006. Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution. Ms. Langham currently serves as a director of Celadon Trucking Services (since July 2007), an international truckload carrier, and is a member of Celadon Trucking Services’ audit committee.  Additionally, Ms. Langham serves as a director of H.H. Gregg (since February 2010), a specialty retailer of consumer electronics, home appliances, mattresses, and related services.  During the past five years, Ms. Langham also has served as a director of Marsh Supermarkets, Inc. (from 1998 to 2006), where she served on the audit and executive committees.  Ms. Langham is an experienced leader with over 20 years of experience in the logistics industry, which enables Ms. Langham to provide valuable service to the Company with respect to sales, marketing, and distribution matters.

Mr. Richard P. Crystal was elected as a director of the Company in October 2009.  Mr. Crystal is currently the Chairman and Chief Executive Officer of women’s clothing retailer, New York & Company. He joined the organization in 1996 as President and Chief Executive Officer of what was then Lerner New York. In 2002, Lerner New York became a privately held organization and became known as New York & Company. During his tenure, Mr. Crystal continued to lead the organization as its President and Chief Executive Officer, and in 2004, New York & Company became a public company with Mr. Crystal as Chairman and Chief Executive Officer.  Mr. Crystal served on the New York & Company’s Nomination and Governance committee from 2004 through 2009.  Earlier in his career, Mr. Crystal was with R.H. Macy/Federated for 20 years, where he served in a variety of senior management positions, culminating in his appointment as Chairman and Chief Executive Officer, Product Development and Macy Specialty Stores which included the Aéropostale and Charter Club chains. He began his career with Stern’s Department Store in 1966, based in New York City. Mr. Crystal holds a B.A. in history from New York University. Mr. Crystal is an experienced leader with over 30 years of experience in the retail industry, which enhances his ability to provide guidance to the Board on the assessment of business and retail industry trends and strategic planning.

Mr. Norman H. Gurwitz has served as a director of the Company since July 2009.  Mr. Gurwitz is a former advisor to Emmis Communications Corporation, an owner and operator of radio stations and magazines throughout the U.S. and Europe. Mr. Gurwitz was with Emmis Communications from 1986 through 2009, serving as Vice President, Corporate Counsel and Director of Human Resources. Prior to joining Emmis, Mr. Gurwitz was with the Internal Revenue Service in Washington, D.C. for four years and was in private corporate legal practice in Indianapolis for 10 years.  Mr. Gurwitz received his bachelor’s and juris doctor degrees from Indiana University and earned a master of law degree in taxation from Georgetown University School of Law.  He currently serves on the Board of Visitors of the Indiana University School of Law in Indianapolis. Mr. Gurwitz has particular expertise in strategic planning, operational management, and corporate finance matters, which enables him to provide valuable guidance to the Board with respect to analyzing the Company’s operating results, financial condition, and strategic plans.

Mr. Mark S. Landau has served as a director of the Company since January 2010. Mr. Landau is a managing director at Deutsche Bank and leads the Commercial Real Estate Banking Americas division. Prior to joining Deutsche Bank, Mr. Landau was with Goldenbridge Advisors for 2 years as a managing director and a member of their investment committee. Prior to that he was with Merrill Lynch for 14 years, serving in a variety of management positions including Managing Director, Senior Relationship Manager for Investment Banking Financial Sponsors and Hedge Fund coverage. Mr. Landau also helped create the European Real Estate Investment Banking group for Merrill Lynch. Mr. Landau is a 1982 graduate of New York University Law School and earned a bachelor’s degree in economics from the University of Pennsylvania in 1979, Phi Betta Kappa. Mr. Landau has over 28 years of experience in the financial services and real estate industries.  Mr. Landau’s extensive experience and knowledge of the financial services and real estate industries and his historical perspective on corporate finance matters are valuable to the Board in its deliberations.

Officers are appointed by and serve at the discretion of the Board. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10 percent of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10 percent shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that all of its officers, directors and greater than 10 percent shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 27, 2010.

Code of Ethics

The Company’s Code of Ethics, applicable to its directors and officers, is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

Independence of Directors

The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The independent directors of the Board include Dolores Kunda, Stephen Goldsmith, Bill Kirkendall, William Carmichael, Catherine Langham, Norman Gurwitz, Richard Crystal, and Mark Landau.  In addition, all members of the Audit Committee and the Compensation Committee of the Board are independent directors and all members of the Audit Committee satisfy the independence requirements set forth in Securities and Exchange Commission ("SEC") rules.

Meetings and Committees of the Board of Directors

The Board held 5 meetings in fiscal 2010 and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Company’s Annual Shareholder Meeting. All of the then active Board members attended the 2009 Annual Meeting of Shareholders.

The Board of Directors has four (4) committees. The Audit Committee is comprised of Messrs. Kirkendall, Landau, Gurwitz and Carmichael, Chair. The Compensation Committee is comprised of Ms. Langham, Ms. Kunda, Mr. Gurwitz, and Mr. Kirkendall, Chair. The Finance Committee is comprised of Messrs. Alan Cohen and Carmichael. Upon his retirement from the Board effective July 22, 2010, Mr. Cohen will resign as a member of the Finance Committee. The Governance & Nominating Committee is comprised of Ms. Langham, Ms. Kunda, Mr. Crystal and Mr. Goldsmith, Chair.

The Audit Committee. The Audit Committee is appointed by the Board and is composed solely of independent directors (as defined in the Nasdaq listing standards and SEC rules). The Audit Committee appoints the Company’s independent registered public accounting firm each year and approves the associated compensation and terms of the engagement. It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers. The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting process and systems of internal controls.  Each member of the Audit Committee meets the Nasdaq financial knowledge requirements, and the Board has determined that Mr. Carmichael, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that he meets Nasdaq’s professional experience requirements. The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions. The duties of the Audit Committee are set forth in its Charter which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab, then through the ‘Investor Relations’ tab. The Audit Committee met 6 times during fiscal 2010.

The Compensation Committee. The Compensation Committee is appointed by the Board and is composed solely of independent directors (as defined in the Nasdaq listing standards). The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers, including the chief executive officer.  The Compensation Committee reviews and approves the compensation structure of the chief executive officer. In consultation with the chief executive officer, the Compensation Committee reviews and approves the compensation structure for the executive officers of the Company. The Compensation Committee is responsible for administering the Company’s compensation plans, including the 2009 Incentive Plan. The duties of the Compensation Committee are set forth in its Charter which is available in the Corporate Governance Section of our website at www.finishline.com, specifically at the ‘Our Company’ tab then through the ‘Investor Relations’ tab, then through the ‘Corporate Governance’ tab. Decisions concerning the compensation structure of the chief executive officer are recommended to all outside directors of the Board for ratification. The Compensation Committee met 10 times during fiscal 2010.

The Governance & Nominating Committee. The Governance & Nominating Committee was established by the Board to assist it in the oversight of corporate governance matters, including developing and recommending criteria and policies relating to the service and tenure of directors. The Governance & Nominating Committee is  responsible for indentifying and reviewing potential candidates to the Board and making recommendations to the Board for the nomination and election of directors. The Committee also reviews succession planning recommendations for the Company’s senior executive officers, including the Chief Executive Officer. The Committee is also tasked with assessing the Board’s performance and the Chief Executive Officer’s performance on an annual basis. The Governance & Nominating Committee met 3 times during fiscal 2010. In determining whether to nominate a candidate for election to the Board, the Committee considers various criteria, such as the recommendations of fellow directors, a candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and diversity, bearing in mind the requirements of the Board at that point in time. While the Committee does not have a formal policy regarding board diversity, the Committee assesses the effectiveness of its efforts to have a diverse Board by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity. Candidates are identified through a variety of sources, including other members of the Board, senior Company executives, individuals personally known by members of the Board, and research. The Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors (or the applicable Board member) at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. The duties of the Governance & Nominating Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at the ‘Our Company’ tab, and then through the ‘Investor Relations’ tab.

The Finance Committee. The Finance Committee reviews the Company’s financial policies and performs duties as may be requested by the Board. The Finance Committee met one time during fiscal 2010.

Leadership Structure of the Board of Directors

The Company’s Bylaws currently provide that the Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company and shall preside at all Board and shareholders’ meetings.  The Company has chosen to permit the same individual to serve as both principal executive officer and Board chairman because the Company believes this combined role can promote unified leadership and direction for the Board and for executive management, and also allows for a single, clear focus for the chain of command to execute our business plans.  Currently, the Chairman and Chief Executive Officer positions are held by different individuals, with Mr. Alan H. Cohen currently serving as the Chairman of the Board and Mr. Glenn S. Lyon serving as Chief Executive Officer.  However, upon Mr. Cohen’s retirement from the Board effective July 22, 2010, Mr. Lyon will serve as both the Company’s Chairman of the Board and Chief Executive Officer, which the Company believes is an appropriate board leadership structure for the reasons set forth above. Neither Mr. Cohen nor Mr. Lyon is considered an “independent director” under the listing standards of the Nasdaq Stock Market.

In addition, in July 2009 the Board created a Lead Director position, and the Board’s independent directors appointed Mr. Stephen Goldsmith to serve in such capacity for a one year term. The Lead Director is tasked with helping develop agendas for each of the Board’s meetings and to preside as the Chair of executive sessions which are generally held in conjunction with each of the Board’s regularly scheduled meetings. The Lead Director is also tasked with identifying and developing, in conjunction with the Chairman of the Board and the Governance & Nominating Committee, the Board’s compositional needs and criteria for director candidates, and to coordinate with the Chief Administrative Officer responses to questions and/or concerns from shareholders or other interested parties that may be communicated to the Company’s non-management directors. The Lead Director serves at the discretion of the independent directors of the Board and may be removed from the position, with or without cause, by a majority vote of the non-management members of the Board or by the appointment of a new Lead Director at any time.

The Company believes this Board leadership structure is appropriate because it promotes unified direction for the Board and management, while at the same time providing a mechanism for strong, independent governance in circumstances where it is advisable or necessary to have the non-employee, independent directors consider matters and take action.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member. The process by which the Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure for the Company’s five named executive officers for fiscal year 2010: Mr. Glenn S. Lyon, Chief Executive Officer, Mr. Steven J. Schneider, President & Chief Operating Officer, Mr. Gary D. Cohen, Chief Administrative Officer & Secretary, Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer, and Mr. George S. Sanders, Executive Vice President, Real Estate and Store Development.

Executive Compensation Objectives

An overall objective of the Compensation Committee (the “Committee”) remains the establishment of a competitively balanced compensation structure. For fiscal year 2010 (“FY2010”) the Committee strived to achieve this balanced structure through:

•	The retention and motivation of key officers responsible for large business components that significantly affect overall Company performance.
•	The recognition of individual accountability and performance for meeting and/or exceeding established financial performance objectives.
•	Reinforcement of successful performance in line with Company values and performance goals.
•	Facilitating cooperation within the Company’s management structure to achieve sustainable financial performance.

The Committee also maintains its commitment that executive compensation be perceived as fundamentally fair to the Company’s shareholders.

Executive Compensation Overview for Fiscal Year 2010

Before setting a competitive, performance-focused compensation structure, the Committee strives to accurately evaluate the competitive and cyclical retail market within which the Company operates. To assist the Committee in this evaluation for FY2010, the Committee retained the management consulting services of The Hay Group (“Hay Group”). Hay Group’s services for FY2010 consisted of those concerning executive compensation, and the fees paid for these services were approved solely by the Committee.

In addition, when setting executive officer compensation for FY2010, the Committee considered recommendations from Mr. Lyon, the Company’s Chief Executive Officer.  The executive officers for whom compensation recommendations were discussed were not present during those discussions with the Committee.  When setting the compensation structure for the chief executive officer, no member of Company management was present.  The Compensation Committee retains the discretion to accept, adjust or reject any recommendations concerning executive officer compensation.

For FY2010 the Committee, after consultation with the Hay Group, determined that the annual compensation structure for the Company’s executives should consist of a competitive base salary and appropriate at-risk elements that would include:

•	A sufficient grant of Company equity;
•	Specified financial performance criteria;
•	Individual executive performance goals;
•	An executive team performance component; and
•	A super bonus performance component.

These elements were grouped into three primary categories that served as the fundamental components of the Company’s executive officer bonus program for FY2010 (an annual cash bonus for the achievement of performance goals), the long term incentive bonus program (a long term cash bonus for the achievement of long term performance goals), and stock-based awards (stock options and restricted stock).  It remains the Committee’s practice to establish the overall Executive Officer Bonus Program (“EOBP”) for a given fiscal year during the first 1-2 months of the applicable fiscal year. The Committee met several times at the beginning of FY2010 for this purpose. At these meetings, the Committee first evaluated performance for fiscal year 2009 and the Company’s projections and budget for FY2010.  The Committee also received market alignment data from the Hay Group.  Based on these evaluations the Committee then considered and set the compensation structure of each executive officer for FY2010.

For FY2010, which commenced on March 1, 2009, the Committee looked to the then effective Finish Line, Inc. 2002 Stock Incentive Plan (“2002 Plan”) as the vehicle to grant stock incentive awards to executive officers. The 2002 Plan authorized a limited pool of 6,500,000 total Company shares that could be issued during the term of the 2002 Plan. As of the beginning of fiscal year 2010, a majority of the 6,500,000 shares authorized under the 2002 Plan had been issued in prior years. Therefore, when the Committee calculated the amount of shares it intended to grant to executives at the beginning of FY2010, it concluded in good faith that the remaining amount of shares available for grant under the 2002 Plan was insufficient to meet its compensation objectives. Increasing the depleted pool of authorized shares under the 2002 Plan would have required either a shareholder-approved amendment to the 2002 Plan permitting an increase in available shares, or a new shareholder adopted incentive plan that would provide a new pool of shares for annual equity grant purposes. The Committee consulted with Hay Group and discussed the matter with outside counsel and the entire Board and it was deemed advisable at that time to propose to shareholders, at the Company’s 2009 Annual Shareholders Meeting, the adoption of a new stock incentive plan. The Committee determined that a new stock incentive plan would facilitate, among other purposes, the Board’s ability to grant a broad range of stock and cash based awards and, in connection with the awards, to issue a limited number of shares of the Company’s super-voting Class B Common Shares to Company employees in order to maintain the stability of the Company’s dual class stock structure for a limited period of time. In the meantime, the Committee proceeded to set those components of fiscal year 2010 executive compensation that it was able to establish pursuant to the 2002 Plan and delayed any grants of restricted stock until after the Company’s 2009 Annual Shareholders Meeting. The Committee decided to delay this component of annual executive compensation to permit the Company’s shareholders to review and vote on the adoption of the new Finish Line, Inc. 2009 Incentive Plan (the “2009 Plan”), which if adopted, would authorize a new pool of shares from which the Committee could then make grants of restricted stock to employees. The Committee’s methodology for determining the amount and allocation of Company equity as part of FY2010 executive compensation is more fully discussed below in “Restricted Stock and Stock Option Compensation”.

When the Committee structured and finalized the overall fiscal year 2010 executive officer compensation structure early in the fiscal year, the disposition of the Company’s Man Alive business unit was uncertain. Although the Company’s business strategy at the time contemplated a disposition of this business unit, the outcome of any such effort remained unknown. Therefore the Committee proceeded to establish executive compensation for FY2010 with the inclusion of the Man Alive business unit as a part of the Company.  Later in the fiscal year, the Company successfully negotiated an arrangement to divest the Man Alive business unit. In October 2009, the Committee reviewed the effect that this divestment would have on the Company’s financial performance and whether certain components of the fiscal year 2010 executive compensation structure would need to be adjusted in order to ensure that the overall objectives of the executive compensation program would be maintained. It was the Committee’s conclusion that excluding the Man Alive business unit from the calculation of fiscal year 2010 annual and long-term bonus plans was in compliance with the Company’s 2002 Plan and with its overall objectives of motivating key officers to make appropriate strategic decisions, and rewarding overall positive financial performance.

Compensation Benchmarking

    As part of its analysis in setting executive officer compensation for FY2010, the Committee considered the compensation structures of executives in comparable positions at competitive companies. In determining executives at comparable positions, the Company utilized the job sizing report provided by the Hay Group.  In setting the benchmark peer group of companies for FY2010, the Committee, in consultation with the Hay Group, considered criteria that included market capitalization, revenue, industry (specialty-retail), competitive market data provided by the Hay Group, and merchandise type. The FY2010 peer group consisted of the following companies:

•	Ann Taylor Stores Corp.
•	Men’s Wearhouse Inc.
•	Talbots Inc.
•	Children’s Place Retail
•	Stein Mart Inc.
•	Chicos Fas Inc.
•	Dress Barn Inc.
•	Genesco Inc.
•	DSW Inc.
•	New York & Company Inc.
•	Urban Outfitters Inc.
•	J Crew Group Inc.
•	Aeropostale Inc.
•	Footlocker Inc.
•	Buckle, Inc.
•	Gander Mountain
•	Tween Brands

The Committee’s goal is to set the basic components of executive officer compensation near the median of the peer group. According to the Hay Group, generally as of the end of fiscal year 2008, the basic components of compensation of the named executive officers were below median.  As such, the Committee embarked upon a plan to adjust compensation.  Even with that goal, the compensation structure for each named executive officer may and often will vary from this average because of varied performance factors and/or performance metrics the Committee incorporates into each individual executive officer’s annual compensation structure.

Base Compensation

A fundamental component of overall executive compensation remains an executive officer’s base salary. Annual target performance bonus amounts and actual performance bonus payout amounts remain based on a percentage of an executive officer’s annual base salary. In setting base salary amounts for FY2010, the Committee considered the executive officer’s position within the Company (as well as within the context of the specialty retail industry at large), tenure, the responsibilities of the position, and the respective executive officer’s level of accountability.  The base salary amounts for the Company’s named executive officers are reflected in the Summary Compensation Table on page 27.

Performance Based Incentive Compensation

For FY2010, the Committee designated eight of the Company’s executive officers with a title of ‘executive vice president’ or higher, including each of the named executive officers, to participate in the FY2010 executive officer bonus program (“EOBP10”).  The Committee concluded that these individuals with their respective responsibilities were in the most opportune positions to drive overall company financial performance for FY2010. A specified target bonus amount expressed as a percentage of such executive officer’s base salary was established. These target bonus percentages were specifically structured around each executive officer’s level of accountability, expected influence on Company operations for FY2010, and the competitive challenges of an executive’s position within the Company and the retail industry at large. The EOBP10 was established and administered under the Company’s shareholder approved 2002 Plan. The EOBP10 consisted of the following three primary categories each of which were made up of various performance components:

•	A Qualifying Company Financial Performance Category
•	An Executive Team Performance Category
•	A Super Bonus Category

All categories were based on financial performance and were comprised of objective, pre-established and measurable components as discussed below. The first category was comprised of seven qualified Company financial performance components based on the performance measures specified in the Company’s 2002 Plan (“Company Financial Performance Category”), and an individual executive performance category (“Individual Performance Category”), all designed to motivate and reward individual executive performance.  The second executive team performance category (“Executive Team Performance Category”) was comprised of five performance goals that were structured to require the collective performance of executive management as a team. A full bonus payout under this category was achieved if at least 3 of the 5 performance goals were attained. The Committee retained final discretion on achievement under this second category. For FY2010, the Committee decided to include a third super bonus category (“Super Bonus Category”) designed to reward superior financial performance if the performance goal for improving pre-tax operating income was achieved beyond the target metric established by the Committee. The various components of each category, as well as the target bonus amount percentages for each named executive officer, are described below.

Bonus Category Allocation per Named Executive Officer (expressed as a percentage of base salary)

Glenn S. Lyon –

For Mr. Lyon, the Qualifying Company Financial Performance Category was set to equal up to a maximum of 75% of Mr. Lyon’s base salary, the Executive Team Performance Category was set to equal up to a maximum of 20% of base salary, and the Super Bonus Category was set to equal up to a maximum of 150% of base salary, equating to a total maximum bonus potential under the EOBP10 of 245% of Mr. Lyon’s base salary. Mr. Lyon was not allocated an Individual Performance Category because of his overall responsibility for the financial performance of the Company.

Steven J. Schneider –

For Mr. Schneider, the Qualifying Company Financial Performance Category was set to equal up to a maximum of 70% of Mr. Schneider’s base salary, the Executive Team Performance Category was set to equal up to a maximum of 15% of base salary, and the Super Bonus Category was set to equal up to a maximum of 125% of base salary, equating to a total maximum bonus potential under the EOBP10 of 210% of Mr. Schneider’s base salary.

Gary D. Cohen –

For Mr. Cohen, the Qualifying Company Financial Performance Category was set to equal up to a maximum of 55% of Mr. Cohen’s base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP10 of 165% of Mr. Cohen’s base salary.

Edward W. Wilhelm –

For Mr. Wilhelm, the Qualifying Company Financial Performance Category was set to equal up to a maximum of 55% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP10 of 165% of Mr. Wilhelm’s base salary. Mr. Wilhelm’s participation in the EOBP10 was adjusted across all components that comprise the program to proportionally reflect the amount of time he was eligible to participate based on his start date with the Company of March 30, 2009.

George S. Sanders –

For Mr. Sanders, the Qualifying Company Financial Performance Category was set to equal up to a maximum of 55% of Mr. Sanders base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP10 of 165% of Mr. Sanders’ base salary.

Components of the Qualifying Company Financial Performance Category

The Qualifying Company Financial Performance Category of the EOBP10 consisted of the following components:

•	Adjusted Company Operating Income as a Percent of Sales;
•	Company Comparable Store Sales;
•	Company Product Margin Performance;
•	Percent of Company Inventory Age Greater Than 1 Year;
•	Company Inventory Turnover Performance;
•	Company Occupancy Cost Control Performance;
•	Company Selling, General and Administrative Expense as a Percent of Sales; and
•	Individual Executive Performance.

Measurement of Qualifying Company Financial Performance Components

Each of the Company financial performance components was measured within a percentage range with varying levels of achievement depending on the multiple achieved within such range. The maximum potential of each percentage range was considered the ‘target’ of such component. If a performance component was achieved at a metric that exceeded the ‘target’ or at a measurement that exceeded the percentage range established by the Committee, then that component was considered achieved at ‘target’ for earned bonus potential under such component. Only the component of Adjusted Company Operating Income as a Percent of Sales was eligible for an incremental award beyond the ‘target’ multiple if performance achievement under this component exceeded the maximum ‘target’ percentage as established by the Committee. The incremental award for performance achievement beyond the target percentage for Adjusted Company Operating Income as a Percent of Sales is more fully discussed below under the heading “Super Bonus Category”.

The performance component of Adjusted Company Operating Income as a Percent of Sales was generally determined by comparing the increase in the Company’s consolidated operating earnings for fiscal 2010 to fiscal 2009. This component, as well as the component of reducing the Company’s selling, general and administrative expense (“SG&A”), was subject to the following adjustments: asset impairments, material insurance, legal or accounting costs or income related to material events; stock compensation expenses, bonus payment amounts to senior management, and expenses related to discontinued operations including those related to the Man Alive business unit.

For FY2010 the metric for the component of Adjusted Company Operating Income as a Percent of Sales ranged from 4.85% to 5.30%, with 5.30% set as the target metric. For the Company Comparable Store Sales component, the metric ranged from –6.80% to –5.00% compared to fiscal 2009, with –5.00% set as the target metric. For the Company Product Margin Performance component, the performance metric was based on an incremental basis point improvement over fiscal 2009, measured within a percentage range of a 4 basis point improvement to a 40 basis point improvement, with a 40 basis point improvement set as the target metric. For the Percent of Company Inventory Age Greater Than 1 Year component, the percentage metric ranged from 1.9% to 1.0% of total year-end inventory balance, with 1.0% or less of such overall aged inventory set as the target metric. For the Company Inventory Turnover Performance component the metric ranged from a 0.8% to an 8.0% improvement over last year, with 8.0% as the target metric. For the Company Occupancy Cost Control Performance component, the Committee established a goal for the Company’s overall occupancy cost as percentage of sales over the prior year to be higher by 30-39 basis points, with 30 basis points set as the target metric. The performance component of Company Selling, General and Administrative Expense as a Percent of Sales ranged from 25.55% to 25.37%, with 25.37% set as the overall target metric.

Individual Executive Performance Goals

Individual Executive Performance goals were included as a part of the Company Financial Performance Category in order to motivate and reward individual executive performance. Each named executive officer’s individual performance goals were first recommended by the executive officer then reviewed, adjusted (if necessary) and approved by the Committee at the beginning of the fiscal year. Given the Chief Executive Officer’s overall responsibility for the financial performance of the Company, an individual performance category was not included in his compensation structure.

Mr. Steven Schneider’s Individual Executive Performance goals for FY2010 were comprised of: achieving minimum store labor benchmarks, achieving minimum consolidated store occupancy costs as compared to fiscal 2009, achieving measured control of financial shrink as compared to fiscal 2009, achieving minimum departmental savings in the Company’s purchasing and transportation-and-distribution departments, and completing a multi-year Company strategy plan. Mr. Schneider’s individual performance goals comprised 10% of his Company Financial Performance Category, and he achieved all of his annual performance goals to the satisfaction of the Committee.

Mr. Gary Cohen’s Individual Executive Performance goals for FY2010 were comprised of: the development of efficient business plan strategies for the Board, assistance in structuring the establishment of a governance committee for the Board, achieving measured control of lease administration expenses, and the creation and implementation of a corporate social responsibility program. Mr. Cohen’s individual performance goals comprised 20% of his Company Financial Performance Category, and he achieved all of his annual performance goals to the satisfaction of the Committee.

Mr. Edward Wilhelm’s Individual Executive Performance goals for FY2010 were comprised of: the efficient implementation of business plan strategies, achieving measured control of financial shrink as compared to the previous fiscal year, completing a tax planning strategy plan by the end of the fiscal year, achieving measured control of departmental budgets, and achieving measured control of Company expenses for the fiscal year. Mr. Wilhelm’s individual performance goals comprised 20% of his Company Financial Performance Category, and he achieved all of his annual performance goals to the satisfaction of the Committee.

    Mr. George Sanders’ Individual Executive Performance goals for FY2010 were comprised of: achieving measured reduction of the Company’s occupancy costs, achieving measured reduction of the Company’s construction costs, preparation of departmental business plan strategies, and measured control of departmental overhead expenses. Mr. Sanders’ individual performance goals comprised 20% of his Company Financial Performance Category, and he achieved all of his annual performance goals to the satisfaction of the Committee.

Allocation of Company Financial Performance Components

The weighting of the components that comprise the Qualifying Company Financial Performance Category varied for each named executive officer based on a number of factors, including the influence the individual named executive officer has on the category and the focus the Committee desires the named executive officer to have on the category.  For fiscal year 2010, the percentage allocation of the components that comprised the Qualifying Company Financial Performance Category for each named executive officer were allocated as follows:

Glenn S. Lyon, Chief Executive Officer
• Adjusted Company Operating Income as a Percent of Sales	45% - achieved above target metric
• Company Comparable Store Sales	15% - achieved above target metric
• Company Gross Margin Performance	15% - achieved above target metric
• Percent of Company Inventory Age Greater Than 1 Year	5% - achieved above target metric
• Company Inventory Turnover Performance	5% - achieved above target metric
• Company Occupancy Cost Control Performance	5% - achieved above target metric
• Company’s SG&A as a Percent of Sales	10% - achieved above target metric
Total of Components = 100% of Category

Mr. Glenn Lyon achieved all of the components that comprised the Qualifying Company Financial Performance Category of the EOBP10. Each component was achieved at a metric that exceeded the target metric equating to threshold achievement of the entire category. This category was set to equal up to a maximum of 75% of Mr. Lyon’s base salary, which base salary was set at $661,250. Therefore, the total bonus amount Mr. Lyon earned under the Qualifying Company Financial Performance Category of the EOBP10 was $495,938.

Steven J. Schneider, President & Chief Operating Officer
• Adjusted Company Operating Income as a Percent of Sales	40% - achieved above target metric
• Company Comparable Store Sales	10% - achieved above target metric
• Company Gross Margin Performance	10% - achieved above target metric
• Percent of Company Inventory Age Greater Than 1 Year	5% - achieved above target metric
• Company Inventory Turnover Performance	5% - achieved above target metric
• Company Occupancy Cost Control Performance	10% - achieved above target metric
• Company’s SG&A as a Percent of Sales	10% - achieved above target metric
• Individual executive performance	10% - achieved at target metric
Total of Components = 100% of Category

Mr. Steven Schneider achieved all of the components that comprised the Qualifying Company Financial Performance Category of the EOBP10. Mr. Schneider’s individual executive performance component was achieved at target, and all other components were achieved at a metric that exceeded the target metric equating to threshold achievement of the entire category. This category was set to equal up to a maximum 70% of Mr. Schneider’s base salary, which base salary was set at $531,350. Therefore, the total bonus amount Mr. Schneider earned under the Company Financial Performance Category of the EOBP10 was $371,945.

Gary D. Cohen, Chief Administrative Officer & Secretary
• Adjusted Company Operating Income as a Percent of Sales	35% - achieved above target metric
• Company Comparable Store Sales	10% - achieved above target metric
• Company Gross Margin Performance	10% - achieved above target metric
• Percent of Company Inventory Age Greater Than 1 Year	5% - achieved above target metric
• Company Inventory Turnover Performance	5% - achieved above target metric
• Company Occupancy Cost Control Performance	5% - achieved above target metric
• Company’s SG&A as a Percent of Sales	10% - achieved above target metric
• Individual executive performance	20% - achieved at target metric
Total of Components = 100% of Category

Mr. Gary Cohen achieved all of the components that comprised the Qualifying Company Financial Performance Category of the EOBP10. Mr. Cohen’s individual executive performance component was achieved at target, and all other components were achieved at a metric that exceeded the target metric equating to threshold achievement of the entire category. This category was set to equal up to a maximum of 55% of Mr. Cohen’s base salary, which base salary was set at $364,250. Therefore, the total bonus amount Mr. Cohen earned under the Qualifying Company Financial Performance Category of the EOBP10 was $200,338.

Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
• Adjusted Company Operating Income as a Percent of Sales	35% - achieved above target metric
• Company Comparable Store Sales	10% - achieved above target metric
• Company Gross Margin Performance	10% - achieved above target metric
• Percent of Company Inventory Age Greater Than 1 Year	5% - achieved above target metric
• Company Inventory Turnover Performance	5% - achieved above target metric
• Company Occupancy Cost Control Performance	5% - achieved above target metric
• Company’s SG&A as a Percent of Sales	10% - achieved above target metric
• Individual executive performance	20% - achieved at target metric
Total of Components = 100% of Category

Mr. Edward Wilhelm achieved all of the components that comprised the Qualifying Company Financial Performance Category of the EOBP10. Mr. Wilhelm’s individual executive performance component was achieved at target, and all other components were achieved at a metric that exceeded the target metric equating to threshold achievement of the entire category. This category was set to equal up to a maximum of 55% of Mr. Wilhelm’s base salary, which base salary was set at $322,500. Therefore, the total bonus amount Mr. Wilhelm earned under the Qualifying Company Financial Performance Category of the EOBP10 was $163,731 (prorated to reflect his 3/30/09 start date).

George S. Sanders, Executive Vice President Real Estate and Store Development
• Adjusted Company Operating Income as a Percent of Sales	35% - achieved above target metric
• Company Comparable Store Sales	10% - achieved above target metric
• Company Gross Margin Performance	10% - achieved above target metric
• Percent of Company Inventory Age Greater Than 1 Year	5% - achieved above target metric
• Company Inventory Turnover Performance	5% - achieved above target metric
• Company Occupancy Cost Control Performance	10% - achieved above target metric
• Company’s SG&A as a Percent of Sales	5% - achieved above target metric
• Individual executive performance	20% - achieved at target metric
Total of Components = 100% of Category

Mr. George Sanders achieved all of the components that comprised the Qualifying Company Financial Performance Category of the EOBP10. Mr. Sanders’ individual executive performance component was achieved at target, and all other components were achieved at a metric that exceeded the target metric equating to threshold achievement of the entire category. This category was set to equal up to a maximum 55% of Mr. Sanders base salary, which was set at $320,500. Therefore, the total bonus amount Mr. Sanders earned under the Qualifying Company Financial Performance Category of the EOBP10 was $176,275.

Executive Team Performance Category

To encourage collaboration and promote a collective effort among the Company’s executive officers, the Committee continued to include an Executive Team Performance Category in the EOBP10. This category consisted of the following five measurable performance components:

(1)	Improvement in the average stock price of the Company during FY2010 by 20% over the closing price on February 27, 2009;
(2)	Improvement in the percentage of consolidated inventory that is 180 days or less over that of fiscal 2009;
(3)	Improvement in Finish Line stores customer conversion rate as compared to fiscal year 2009;
(4)	Creation of an executive succession plan to the satisfaction of the Committee; and
(5)	Reduction of return-to-vendor footwear units over those of fiscal 2009.

Each of the named executive officers was eligible for a performance bonus under this Executive Team Performance Category, quantified as a percentage of each officer’s base salary, if the Company achieved at least three of the five listed criteria. For Glenn Lyon, the Executive Team Performance Category was set at 20% of base salary. For Steven Schneider, it was set at 15% of base salary, and for Edward Wilhelm, Gary Cohen and George Sanders the category was set at 10% of each such executive’s respective base salary. Allocation of this category among the executive officers was structured around each executive officer’s level of accountability, expected influence on Company operations for FY2010, and individual responsibilities.

The first component of stock price improvement was measured by averaging the Company’s stock price for FY2010 against the closing price of the stock on the last trading day of the previous fiscal year. On February 27, 2009, the closing share price of the Company’s stock was $4.15. The Company’s average stock price for FY2010 was $8.84, which exceeded the 20% price improvement requirement for this component. The second component of improving the percentage of consolidated store inventory that is 180 days or less for FY2010 was achieved by an improvement of 6.8% over that of the previous fiscal year. The component of improving Finish Line store customer conversion was measured thru electronic counting mechanisms and was achieved by an average of 2.1% over the previous fiscal year conversion metric. The component of creating a succession plan to the satisfaction of the Committee was completed by the executive team in January 2010 and was approved by the Committee at that time. The component of reducing the return-to-vendor footwear units in FY2010 over those of fiscal 2009 was not achieved as the units returned in FY2010 exceeded those in fiscal year 2009.

With a total of four of the five components of the Executive Team Performance Category achieved to the satisfaction of the Committee, the Committee concluded that each executive that was a participant in this Executive Team Performance Category of the EOBP10, including each of the named executive officers, was eligible for the maximum performance bonus amount under this category. Amounts earned by each named executive officer under this category are as follows:

Glenn S. Lyon –

The Executive Team Performance Category of the EOBP10 was calculated to equal up to a maximum of 20% of Mr. Lyon’s base salary. This category was achieved at a threshold qualifying Mr. Lyon for the maximum bonus amount under this category equal to $132,250.

Steven J. Schneider –

The Executive Team Performance Category of the EOBP10 was calculated to equal up to a maximum of 15% of Mr. Schneider’s base salary. This category was achieved at a threshold qualifying Mr. Schneider for the maximum bonus amount under this category equal to $79,703.

Gary D. Cohen –

The Executive Team Performance Category of the EOBP10 was calculated to equal up to a maximum of 10% of Mr. Cohen’s base salary. This category was achieved at a threshold qualifying Mr. Cohen for the maximum bonus amount under this category equal to $36,425.

Edward W. Wilhelm –

The Executive Team Performance Category of the EOBP10 was calculated to equal up to a maximum of 10% of Mr. Wilhelm’s base salary. This category was achieved at a threshold qualifying Mr. Wilhelm for the maximum bonus amount under this category equal to $29,769 (prorated to reflect his 3/30/09 start date).

George S. Sanders –

The Executive Team Performance Category of the EOBP10 was calculated to equal up to a maximum of 10% of Mr. Sanders’ base salary. This category was achieved at a threshold qualifying Mr. Sanders for the maximum bonus amount under this category equal to $32,050.

Super Bonus Category

For fiscal year 2010, the Committee added an additional bonus category referred to as a “Super Bonus Category”. The primary objective of this category was to motivate the Company’s executives to exceed expectations and provide a sufficient reward if such exceptional financial performance was attained. The Super Bonus Category was based on one qualified financial performance component: achievement of above-target performance with respect to the Company’s adjusted operating income goal.   The achievement range for the Super Bonus Category was structured as a percentage range from 10% to 100% whereby each 10% increment within such range was assigned a specific operating income dollar level.  The threshold payout level of 10% was assigned an adjusted operating income level of $67,323,134 with increments of $4,252,262 to achieve each subsequent 10% payout increment. The actual dollar amount of the Super Bonus payout for each named executive officer was then determined based on a specific percentage of the named executive officer’s base salary (set forth in the table below) multiplied by the percentage payout level achieved.

For FY2010, the Company’s adjusted operating income was above the 60% payout level but below the 70% payout level, resulting in a bonus payout for each named executive officer under the Super Bonus Category equal to 60% of the maximum potential Super Bonus allocation, as reflected in the following table:

Named Executive Officer	Super Bonus Allocation (expressed as a percentage of base salary)	Super Bonus payout amount at 60% achievement level
Glenn Lyon	Up to 150% of base salary	$595,125
Steven Schneider	Up to 125% of base salary	$398,513
Gary Cohen	Up to 100% of base salary	$218,550
Edward Wilhelm	Up to 100% of base salary	$178,615
George Sanders	Up to 100% of base salary	$192,300

All EOBP10 compensation is paid after the end of the fiscal year once the Committee has evaluated and ratified the Company’s performance relative to the performance goals established at the beginning of the fiscal year. All

EOBP10 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 27.

Long Term Executive Officer Bonus Program

The Committee determined to continue its long term incentive bonus plan for fiscal 2010, which is based on a three-year financial performance cycle of adjusted consolidated operating income that includes fiscal 2010, fiscal 2011, and fiscal 2012 (“LTIB10”). The purpose of the LTIB10 is to focus executive management on long term Company performance. Operating income threshold amounts under the LTIB10 remain subject to the following adjustments: asset impairments, material insurance, legal or accounting costs or income related to material events; stock compensation expenses, bonus payment amounts to senior management, and expenses related to discontinued operations including those related to the Man Alive business unit.

Under the LTIB10, each of the named executive officers is eligible to earn up to the target amount specified below if the Company improves its adjusted operating income by at least $13,562,864, cumulatively over the three-year performance cycle, from the adjusted operating income amount of the Company for fiscal year 2009, which was $63,070,872.

    For Mr. Lyon, the LTIB10 target amount was set at $225,000, for Mr. Schneider at $150,000, and for Mr. Cohen, Mr. Wilhelm, and Mr. Sanders at $75,000.  To the extent that adjusted operating earnings for the three-year performance cycle are less than the stated goal but are within 90% of such goal, then the bonus award amount will be one-half of the proposed target amount. To remain eligible for an award under this program, the executive officer must remain employed throughout the three-year performance cycle at such officer’s present or superior position. The LTIB10 is not required to be funded by the Company, and if award amounts are earned under the plan then such amounts will be paid out of the general assets of the Company. Potential award amounts under the LTIB10 for each named executive officer are also reflected in the Fiscal 2010 Grants of Plan-Based Awards Table on page 29.

As disclosed in prior years’ proxy statements, the Committee previously established long term incentive bonus plans for fiscal 2008 (“LTIB08”) and fiscal 2009 (“LTIB09”), each based on a three-year performance cycle with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable three-year cycle (similar to the LTIB10). With respect to the LTIB08, no incentive bonus amounts were paid to any of our named executive officers in FY2010 because the requisite Company financial performance goals to trigger a payout under the LTIB08 were not achieved.  Additionally, no incentive bonus amounts were paid under the LTIB09 during FY2010 because the three-year period to which that plan relates has not yet expired.  Potential awards under both the LTIB08 and LTIB09 were described in the proxy statements filed with the SEC for the Company’s annual shareholders’ meetings held in 2008 and 2009, respectively.

Restricted Stock and Stock Option Compensation

The Committee believes that an appropriately balanced executive compensation structure includes a sufficient amount of Company equity. In this context, Company equity provides an appropriately balanced at-risk component that provides the executive with a direct financial stake in the Company, and motivates executive efforts towards increasing overall Company value to the benefit of the recipient as well as all other shareholders of the Company. Before establishing the equity component of FY2010 executive compensation, the Committee considered competitive data provided by the Hay Group and recommendations from the Chief Executive Officer. The Committee also considered the recipient’s prior performance, the importance of retaining the recipient’s services, and the potential for the recipient’s performance in helping the Company achieve long-term performance objectives. Company equity awards that are part of annual executive compensation are determined at the beginning of the fiscal year, although equity awards may be granted at other times in the event of a new hire or other special circumstances, as occurred in FY2010 and discussed below.

For FY2010, the Committee determined to implement some of the recommendations provided by the Hay Group and established a formula by which it could more effectively determine a balanced equity component for the Company’s executive officers. This formula provided a determined numerical value of an executive’s FY2010 equity allocation as follows:

•	The total equity component of an eligible executive’s FY2010 annual compensation would be equal to 80% of such executive’s prior fiscal year annual base salary (fiscal year 2009).

•
This 80% figure would then be divided as follows: 40% would constitute the dollar value of restricted shares for FY2010, and the remaining 60% would constitute the dollar value of option grants to such executive for FY2010.

As discussed previously, the Committee structured the components of FY2010 executive compensation at the beginning of the fiscal year pursuant to the terms of the then effective 2002 Plan. At that time the Committee concluded that the remaining amount of shares available for grant under the 2002 Plan was insufficient to meet its executive compensation objectives, particularly if equity amounts were determined pursuant to the above allocation formula. The Committee proceeded to set those components of FY2010 executive compensation that it was able to establish, and, except for Mr. Wilhelm (as discussed below), included the allocation of all annual equity amounts to the named executive officers pursuant to the allocation formula described above. The Committee proceeded to grant the stock options portion of annual compensation on the date it determined the equity allocation portion for each named executive officer, which was March 26, 2009. The Committee also set the value of the proposed restricted stock grants based on the formula above, even though it determined to delay the grant of any restricted stock until after the Company’s 2009 Annual Shareholders Meeting, at which the Committee proposed the new 2009 Plan to the Company’s shareholders.  If the new 2009 Plan was thereafter adopted by the Company’s shareholders (which it was), then the Committee intended to grant the fiscal year 2010 restricted share portion of executive compensation at that time under the authority of the newly adopted 2009 Plan.

Mr. Wilhelm was hired on March 30, 2009, and therefore did not have a prior compensation history with the Company upon which his equity component could be formulaically determined. The Committee calculated the equity component for Mr. Wilhelm based in part on the competitive market information it had reviewed, his prior experience, resolutions with Mr. Wilhelm, and on the recommendations of the Chief Executive Officer. Because Mr. Wilhelm’s hire date of March 30, 2009, coincided with the time frame when the Committee was otherwise setting FY2010 annual executive compensation his annual compensation structure was set along with the other named executive officers. The equity portion of Mr. Wilhelm’s annual compensation was set at 30,000 Company stock options and 30,000 shares of restricted stock. The grant date for the option portion of Mr. Wilhelm’s annual compensation occurred on his start date, and the grant date of the restricted stock portion occurred on the same date for all other named executive officers: July 23, 2009.

On July 23, 2009, the Company’s shareholders adopted the new 2009 Plan, which provided the Committee the opportunity to grant that portion of FY2010 executive compensation that comprised restricted shares. The grant date for the restricted share portion of FY2010 annual executive compensation was July 23, 2009. Because the grant date for this portion of annual executive compensation occurred later in the fiscal year, the Committee deemed it appropriate that the vesting schedule for the restricted stock be adjusted to account for the delay in the grant. The vesting schedule was therefore shortened to the earlier date of March 26, 2009, to coincide with the date the Committee granted the options portion of FY2010 annual compensation. All equity awards granted to the named executive officers during fiscal 2010, are reflected in the Summary Compensation Table on page 27 and the Fiscal Year 2010 Grants of Plan Based Awards Table on Page 29.

The stock options, which were granted under the 2002 Plan, were nonqualified options to purchase shares of the Company’s Class A common stock.  Class A common stock entitles the holders to one vote for each share.  The restricted stock, which was granted under the 2009 Plan, were restricted shares of the Company’s Class B common stock.  Class B common stock entitles the holders to ten votes for each share.

The vesting schedule for options granted as part of FY2010 annual executive compensation remains a tiered vesting schedule that spans four years with 10% of the total grant vesting after year one, 20% after year two, 30% after year three, and the remaining 40% vesting after the fourth year. The vesting dates for options granted remains the anniversary date of the initial grant. The restricted stock portion of FY2010 annual executive compensation will vest under a three-year cliff-vesting schedule where 100% of the restrictions on all such stock grants will lapse and the shares granted will vest on March 26, 2012. For the reasons discussed above, the vesting date for restricted stock granted has been adjusted to coincide with the earlier options award grant date of March 26, 2009. Dividends, if any, are paid on all shares of restricted stock at the same rate as those received by all other shareholders of the Company. Executives also have the right to vote shares of stock underlying the shares of restricted stock.  Executives have no right to vote or to receive dividends on shares of stock underlying options until after the exercise of such options.    Company stock and option awards granted as part of FY2010 annual compensation to named executive officers, including vesting schedules, are also reflected in the Fiscal Year 2010 Grants of Plan-Based Awards Table on page 29.

Perquisites

It remains the practice of the Company to not provide perquisites to its named executive officers other than to the Chief Executive Officer. For FY2010, the Company paid Mr. Lyon’s annual country club membership dues and also provided Mr. Lyon with an auto allowance amount. The amounts paid to Mr. Lyon for these perquisites are reflected in the column entitled "All Other Compensation" of the Summary Compensation Table on page 27.  The Committee continues to consider these payments as reasonable and consistent with its annual compensation structure objectives.

Employment Agreements

The Company remains a party to employment agreements with Mr. Lyon, Mr. Schneider, Mr. Cohen, Mr. Wilhelm and Mr. Sanders. The terms of these agreements remain generally consistent for each named executive officer, and obligates the Company to make certain payments to the executives in certain termination events and in the event of a change in control.  The Company maintains these agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, restricting executives from competing in certain situations, and providing income protection in the event of involuntary loss of employment. Information regarding applicable payments to each named executive officer under such agreements is provided in the section entitled “Potential Payments in the Event of Termination or a Change in Control” beginning on page 35.

Qualified Deferred Compensation

The Company maintains The Finish Line, Inc. Profit Sharing and 401(k) Plan (the “401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All full-time employees of the Company are eligible to participate in the 401(k) Plan, including each of the named executive officers.

The 401(k) Plan provides that participants may elect to contribute a portion of their compensation to the plan up to a maximum amount of $16,500 per participant, with matching Company contributions equal to 50% of a participant’s contribution, up to 6% of such deferred compensation which would yield a maximum 3% Company match.  Notwithstanding the foregoing, certain highly-compensated employees of the Company (“HCEs”), defined as Company employees with earnings of over $110,000 per year, are only permitted to contribute up to 5% of their salary to the plan, with matching Company contributions equal to 50% of an HCE’s contribution. HCEs who contribute the maximum 5% of their salary to the 401(k) Plan are also eligible to defer additional compensation under the Company’s non-qualified deferred compensation plan, described below.  Matching contributions made by the Company on behalf of the named executive officers are reflected in the Summary Compensation Table on page 27.

Participants are permitted to withdraw amounts under the 401(k) Plan upon reaching the age of 59½ or upon experiencing certain hardships.  Participants are allowed to choose from a variety of investment vehicles in which to invest their 401(k) Plan accounts and, in the absence of a choice by a participant, 401(k) Plan accounts are invested in money market instruments.

Non-Qualified Deferred Compensation

The Company also maintains The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”). The purpose of the NQDC Plan is to offer certain officers and key employees of the Company the opportunity to restore certain benefits that cannot be provided to them under the 401(k) Plan due to limitations imposed by the Code regarding matching employer contributions to a qualified retirement plan. The Committee administers the NQDC Plan and determines which individuals are eligible to participate in the plan. Each named executive officer of the Company is a participant in the NQDC Plan.

Under the NQDC Plan, a participant who is an HCE and has elected to contribute the maximum 5% of his or her compensation to the 401(k) Plan for the applicable plan year, may also elect to defer a percentage of his or her  compensation  (up to a maximum of 80%) to the NQDC Plan on a pre-tax basis.  With respect to the first $245,000 in compensation, if the HCE defers at least an additional 1% of such portion of compensation, the Company will make a matching contribution to the NQDC Plan on behalf of such HCE equal to 0.5% of his or her first $245,000 of deferred compensation, in order to restore the match opportunity lost under the 401(k) Plan by reason of the Code’s elective deferral limits. With respect to an HCE’s deferred earnings above $245,000, the Company makes matching contributions at a rate of 50% of such HCE’s contribution amount, up to 6% of such deferred compensation which would yield a maximum 3% Company match. Matching contributions made by the Company under the NQDC Plan on behalf of the named executive officers are reflected in the Summary Compensation Table on page 27.

In November 2009, the Committee approved an amendment to the NQDC Plan that provided for the addition of new eligible participants, eliminated the interaction of the NQDC Plan with the Company’s Qualified 401(k) Plan, and adjusted the matching contribution formula to be consistent with the Company’s qualified 401(k) Plan. The amendment was made effective January 1, 2010.

2002 Stock Incentive Plan

On April 25, 2002, the Board approved the 2002 Stock Incentive Plan of The Finish Line, Inc. (the “2002 Plan”), which became effective upon approval by the Company’s shareholders on July 18, 2002. The 2002 Plan was amended and restated on July 21, 2005, and further amended on December 20, 2006, July 17, 2008, and July 23, 2009. The traditional purpose of the 2002 Plan has been to enable the Company to attract, retain, and motivate its directors, officers, and employees and to further align the interests of such persons with those of the Company’s shareholders by providing for or increasing the proprietary interest of such persons in the Company. The Committee administers the 2002 Plan.

As a result of the adoption of the Company’s 2009 Incentive Plan on July 23, 2009 (described below), the 2002 Plan is no longer available for use for the grant of new awards other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009, and (ii) the exchange of Class A Common Shares for Class B Common Shares should any such exchange be authorized by the Board. Notwithstanding this freeze of new awards under the plan, as of February 27, 2010, there were stock options for 3,266,158 Class A Common Shares outstanding under the 2002 Plan, as well as 629,650 shares of unvested incentive stock outstanding under the 2002 Plan, pursuant to previous awards. In any event, no awards are permitted to be granted under the 2002 Plan after July 18, 2012.  During FY2010, options to purchase 1,026,164 shares of Class A common stock were granted under the 2002 Plan.

The Board has reserved an aggregate of 6,500,000 shares of Class A and Class B common stock for issuance pursuant to awards under the 2002 Plan, plus the number of shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration, or forfeiture of such awards. No more than 15% of all shares authorized for issuance under the 2002 Plan may be issued pursuant to incentive bonuses and incentive stock awards. The maximum number of shares available for issuance under the 2002 Plan as well as the exercise or settlement prices of awards will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization. The 2002 Plan will remain in effect until terminated by the Company or when all shares available for award under the 2002 Plan have been granted. Any person who is an employee or prospective employee of the Company or any of its affiliates is eligible to be considered for grants of awards under the 2002 Plan. In addition, non-employee directors are eligible to receive non-qualified stock option and incentive stock awards under the 2002 Plan.  During FY2010, no incentive stock awards were granted under the 2002 Plan.

2009 Incentive Plan

On April 23, 2009, the Board approved the Finish Line, Inc. 2009 Incentive Plan (“2009 Plan”), which became effective upon approval by the Company’s shareholders on July 23, 2009.  The purposes of the 2009 Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation.  The 2009 Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.  The Compensation Committee administers the 2009 Plan, but any action that may be taken by the Committee may also be taken by the full Board.

The Board has reserved a total of 6,500,000 shares of Class A and Class B common stock, in the aggregate, for issuance pursuant to awards under the 2009 Plan.  Of the 6,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 2,500,000 shares.  The maximum number of shares available for issuance under the 2009 Plan as well as the exercise or settlement prices of awards will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization.  Upon the approval of the 2009 Plan by the Company’s shareholders on July 23, 2009, the 2002 Plan immediately ceased to be available for the grant of new awards, other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009, and (ii) the exchange of Class A common shares subject to unvested incentive stock awards for Class B common shares.  The 2009 Plan will remain in effect until terminated by the Company or when all shares available for award under the 2009 Plan have been granted.  No incentive stock options may be granted after July 23, 2019.  Eligibility to participate in the 2009 Plan is limited to (i) current and prospective employees of the Company, (ii) consultants or advisors to the Company or any affiliate, and (iii) current or prospective non-employee members of the Board of the Company or its affiliates.

During FY2010, 3,156 shares of Class A common stock, 217,972 shares of Class B common stock, and options to purchase 18,109 shares of Class A common stock were granted under the 2009 Plan.  As of February 27, 2010, 6,262,998, shares of Class A and Class B common stock remain available for issuance pursuant to future awards under the 2009 Plan.

Tax, Accounting and Risk Assessment

To the extent readily determinable, the Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure. The Company’s executive compensation plans are designed so that if the Committee so chooses, certain elements of compensation could be deductible under Section 162(m) of the Code. Since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, among other reasons, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and only to the extent consistent with its compensation objectives.

The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws. Section 409A of the Code governs the timing of deferrals and form of payment under the Company’s non-qualified deferred compensation program. The Committee believes that the Company has been operating the non-qualified plan in good faith compliance with Section 409A.

The Committee has reviewed with Company management the overall design and operation of compensation arrangements for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company. The Committee concluded that the Company’s overall compensation plans, programs and policies, considered as a whole, are not reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee maintains responsibility for reviewing and approving any related party transactions.  The Company did not enter into any financial transactions with any related party or immediate family member of a director or executive officer of the Company during fiscal year 2010. If any such material financial transaction were contemplated, the terms of any such transaction would be reviewed and approved by the Audit Committee prior to the Company entering into any such transaction.

Compensation Committee Report

The Company’s Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for fiscal year 2010.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Bill Kirkendall
Dolores A. Kunda
Catherine A. Langham
Norman H. Gurwitz

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (1)		Stock Awards ($) (2)(3)		Option Awards ($) (4)		Non-Equity Incentive Plan Compensation ($) (5)		All Other Compensation ($)		Total ($)

Glenn S. Lyon	2010	$661,250		$0		$198,338		$290,261		$1,223,313		$38,443	(6)	$2,411,605
Chief Executive Officer	2009	$518,750	(7)	$60,000		$135,300		$114,600		$391,167	(8)	$14,650		$1,234,467
	2008	$468,000		$20,000		$300,750		$212,000		$157,950		$10,300		$1,169,000

Steven J. Schneider	2010	$531,350		$0		$159,951		$234,083		$850,160		$25,862	(9)	$1,801,406
President and Chief	2009	$440,000	(10)	$75,000		$248,050	(11)	$143,250	(12)	$304,800	(13)	$24,817		$1,235,917
Operating Officer	2008	$406,000		$25,000		$300,750		$127,200		$134,792		$10,300		$1,004,042

Gary D. Cohen	2010	$364,250		$0		$101,723		$148,877		$455,313		$16,643	(14)	$1,086,806
Chief Administrative	2009	$318,000		$125,000	(15)	$270,600	(16)	$133,700	(17)	$193,980		$9,193		$1,050,473
Officer & Secretary	2008	$307,000		$25,000		$300,750		$42,400		$104,380		$10,300		$789,830

Edward W. Wilhelm	2010	$297,692	(18)	$0		$249,975		$73,800	(19)	$372,115	(20)	$24,831	(21)	$1,018,413
Executive Vice President, Chief Financial Officer

George S. Sanders	2010	$320,500		$0		$96,290		$140,917		$400,625		$11,390	(22)	$969,722
Executive Vice President Real Estate & Store Development

(1)
Except as otherwise indicated, amounts reflected in this column for prior fiscal years represent payments made to the respective named executive officer under a retention bonus plan the Company implemented in fiscal 2008.

(2)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.  For the assumptions made in the valuation of these stock awards, see Note 8 to our audited consolidated financial statements included in Item 8 of our Form 10-K for the fiscal year ended February 27, 2010, which accompanies this proxy statement. For the 2009 and 2008 fiscal years, compensation costs in the above table have been revised to capture the aggregate grant date fair values of equity-based compensation awards in those years in accordance with ASC Topic 718.

(3)
Stock granted to the named executive officers as part of their FY2010 annual compensation were in the form of Class B common shares, granted on July 23, 2009, pursuant to the shareholder approved 2009 Incentive Plan, adopted by the Company’s shareholders on July 23, 2009. When eligible for conversion, Class B common stock is convertible into shares of Class A common stock on a one-to-one basis for no additional consideration. Each share of Class B common stock entitles the holder of record to ten votes for each share held, while each share of Class A common stock entitles the holder of record to one vote per share. The aggregate value of the stock granted has been calculated to be equal to the average of the high and low price of the Company’s Class A common stock on the grant date of July 23, 2009, or $8.33 per share.

(4)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with ASC Topic 718.  For the assumptions made in the valuation of these option awards, see Note 8 to our audited consolidated financial statements included in Item 8 of our Form 10-K for the fiscal year ended February 27, 2010, which accompanies this proxy statement.  Options are for the purchase of shares of the Company’s Class A common stock. Other than Mr. Wilhelm, all stock options granted to the named executive officers as part of their FY2010 annual compensation were granted on March 26, 2009. For the 2009 and 2008 fiscal years, compensation costs in the above table have been revised to capture the aggregate grant date fair values of equity-based compensation awards in those years in accordance with ASC Topic 718.

(5)
Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned. Payments of such compensation were made to the named executive officer in the next succeeding fiscal year. For the specific amounts corresponding to each named executive officer’s non-equity incentive plan compensation for fiscal 2010, see “Executive Compensation – Compensation Discussion and Analysis – Performance Based Incentive Compensation” above.

(6)
This amount reflects the Company’s contribution to Mr. Lyon’s NQDC Plan in the amount of $12,261, the Company's payment for executive long-term disability insurance premiums in the amount of $2,418, the Company’s contribution to his 401(k) Plan account in the amount of $6,617, taxable cell phone reimbursement of $47, $2,700 was paid to cover Mr. Lyon’s country club membership dues, and $14,400 was provided to Mr. Lyon as a vehicle allowance in lieu of a Company vehicle.

(7)
Mr. Lyon was promoted from President to Chief Executive Officer effective December 1, 2008. Amount shown represents total salary paid to Mr. Lyon during fiscal 2009. Mr. Lyon’s annual base salary as President was $485,000 and his annual base salary as Chief Executive Officer was $620,000 during fiscal 2009.

(8)
Includes non-equity incentive plan compensation of $261,354 awarded prior to December 1, 2008 while Mr. Lyon served as President and $129,813 awarded after that date when he was promoted to Chief Executive Officer.

(9)
This amount reflects the Company’s contribution to Mr. Schneider’s NQDC Plan account in the amount of $16,296, the Company’s payment for executive long-term disability insurance premiums in the amount of $1,829, taxable cell phone reimbursement of $47, and the Company’s contribution to his 401(k) Plan account in the amount of $7,690.

(10)
Mr. Schneider was promoted from Chief Operating Officer to President and Chief Operating Officer effective December 1, 2008. Amount shown represents total salary paid to Mr. Schneider during fiscal 2009. Mr. Schneider’s annual base salary as Chief Operating Officer was $420,000 and his base salary as President/Chief Operating Officer was $500,000 during fiscal 2009.

(11)
In addition to shares granted as part of fiscal 2009 annual compensation, Mr. Schneider was granted 25,000 restricted shares as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc.

(12)
In addition to options granted as part of fiscal 2009 annual compensation, Mr. Schneider was granted 25,000 options as part of a special equity award for his exceptional service in resolving the failed merger between the Company and Genesco Inc.

(13)
Includes non-equity incentive plan compensation of $211,050 awarded prior to December 1, 2008 while Mr. Schneider served as Chief Operating Officer and $93,750 awarded after that date when he was promoted to President/Chief Operating Officer.

(14)
This amount reflects the Company’s contribution to Mr. Cohen’s NQDC Plan account in the amount of $6,103, the Company’s payment for executive long-term disability insurance premiums of $2,278, taxable cell phone reimbursement of $47, and the Company’s contribution to his 401(k) Plan account in the amount of $8,215.

(15)
Includes a special award of $50,000 paid to Mr. Cohen in fiscal 2009 for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc., and $75,000 paid under a retention bonus plan implemented in fiscal 2008.

(16)
In addition to shares granted as part of fiscal 2009 annual compensation, Mr. Cohen was granted 35,000 restricted shares as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc.

(17)
In addition to options granted as part of fiscal 2009 annual compensation, Mr. Cohen was granted 35,000 options as part of a special equity award for his exceptional service in resolving the litigation that resulted from the failed merger between the Company and Genesco Inc.

(18)
The amount shown reflects the base salary earned by Mr. Wilhelm for FY2010. Mr. Wilhelm started with the Company on March 30, 2009, and his base salary for the full fiscal year was set at $322,500. The amount of base salary earned by Mr. Wilhelm was the amount used to calculate amounts payable to him under applicable annual bonus programs.

(19)
Mr. Wilhelm started with the Company on March 30, 2009, and received a grant of stock options as part of his annual compensation for FY2010 on that date. The aggregate grant date fair value of this option award calculated in accordance with ASC Topic 718, was $2.46 per share.

(20)	The amount of non-equity incentive plan compensation earned by Mr. Wilhelm for FY2010 has been prorated to reflect a March 30, 2009, start date.

(21)
This amount reflects the Company’s payment for executive long-term disability insurance premiums of $1,829, taxable cell phone reimbursement of $47, and Company-provided relocation and moving expenses of $22,955.

(22)
This amount reflects the Company’s contribution to Mr. Sanders’ 401(k) Plan account in the amount of $9,437, the Company’s payment for executive long-term disability insurance premiums of $1,906, and taxable cell phone reimbursement of $47.

FISCAL YEAR 2010 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option		Grant Date Fair Value of Stock and Option
Name	Grant Date	Date of Committee Action	Threshold ($)		Target ($)		Maximum ($)		Units (#) (3)		Options (#) (4)		Awards ($/Sh) (5)		Awards ($) (6)

Glenn S. Lyon	3/26/09	3/26/09	$112,500	(1)	$225,000		$225,000	(2)
	3/26/09	3/26/09	—		$628,188	(7)	$1,620,063	(8)			118,474		$6.295
	7/23/09	3/26/09	—		—		—		23,803						$488,599

Steven J. Schneider	3/26/09	3/26/09	$75,000	(1)	$150,000		$150,000	(2)
	3/26/09	3/26/09	—		$451,648	(9)	$1,115,835	(10)			95,544		$6.295
	7/23/09	3/26/09	—		—		—		19,196						$394,034

Gary D. Cohen	3/26/09	3/26/09	$37,500	(1)	$75,000		$75,000	(2)
	3/26/09	3/26/09	—		$236,763	(11)	$601,013	(12)			60,766		$6.295
	7/23/09	3/26/09	—		—		—		12,208						$250,600

Edward W. Wilhelm	3/30/09	3/26/09	$37,500	(1)	$75,000		$75,000	(2)
	3/30/09	3/20/09	—		$193,500	(13)	$491,192	(14)			30,000	(16)	$6.335	(17)
	7/23/09	3/20/09	—		—		—		30,000	(15)					$323,775

George S. Sanders	3/26/09	3/26/09	$37,500	(1)	$75,000		$75,000	(2)
	3/26/09	3/26/09	—		$208,325	(18)	$528,825	(19)			57,517		$6.295
	7/23/09	3/26/09	—		—		—		11,556						$237,207

(1)
Reflects the threshold amount that would be payable to the respective named executive officer under the Long Term Incentive Bonus Program for fiscal year 2010 (“LTIB10”) if the Company were to achieve at least 90% of the goal under the LTIB10: achievement of improved adjusted operating earnings cumulatively over three fiscal years by $13,562,864 over adjusted operating earnings for fiscal year 2009.  If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of fiscal year 2012.

(2)
Reflects the maximum amount that would be payable to the respective named executive officer under the LTIB10 if the Company were to fully achieve the stated goal under the LTIB10: achievement of improved adjusted operating earnings cumulatively over three fiscal years by $13,562,864 over adjusted operating earnings for fiscal year 2009. If the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2012.

(3)
The number of stock awards granted to named executive officers, other than Mr. Wilhelm, for FY2010 was based on a formula whereby the total equity component of an eligible executive’s FY2010 annual compensation was calculated to equal 80% of such executive’s prior fiscal year annual base salary (fiscal year 2009), this 80% figure was then divided as follows: 40% constituted the dollar value of restricted stock for FY2010, and the remaining 60% constituted the dollar value of option grants to such executive. The value of an eligible executive’s restricted stock component for FY2010 was therefore set at the beginning of the fiscal year (3/26/09), and the actual grant of the restricted stock occurred on July 23, 2009, after the Company’s shareholders approved a new 2009 Incentive Plan under which the shares were granted. Mr. Wilhelm started with the Company on 3/30/09, and the value of his equity portion of annual compensation was based on negotiated employment terms.

(4)
The number of option awards granted to named executive officers, other than Mr. Wilhelm, for FY2010 was based on a formula as described in Footnote 3 above. The value of an eligible executive’s option grant for FY2010 was set and granted on 3/26/09, under the 2002 Stock Incentive Plan.  The value of Mr. Wilhelm’s equity portion of annual compensation was based on negotiated employment terms.

(5)
Unless otherwise indicated, the amount reflected in this column shows the exercise price of options granted for FY2010, which has been calculated to equal the average of the high and low sales price of the Company’s Class A common stock traded on the grant date of March 26, 2009.

(6)
The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with ASC Topic 718. For stock option awards the grant date fair value was calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for stock options granted in fiscal 2010 to each of the named executive officers except Mr. Wilhelm was $2.45 per share. For Mr. Wilhelm the value used was $2.46 per share. For restricted share awards, the grant date fair value was calculated by multiplying the average of the high and low sales prices of the Company’s stock as quoted on the NASDAQ Global Select Market on the grant date.

(7)
Reflects the target amount payable to Mr. Lyon under the Company’s FY2010 annual executive officer bonus program (“EOBP10”). Estimated target EOBP10 payment amounts are based on a percentage of each named executive officer’s base salary.  For Mr. Lyon the target percentage was 95% of his base salary. Amounts actually paid under this program to Mr. Lyon for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(8)
Reflects the maximum amount payable to Mr. Lyon under the Company’s EOBP10. For Mr. Lyon the maximum bonus potential under the EOBP10 was 245% of his base salary. Amounts actually paid under this program to Mr. Lyon are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(9)
Reflects the target amount payable to Mr. Schneider under the EOBP10.  For Mr. Schneider the target percentage was 85% of his base salary.  Amounts actually paid under this program to Mr. Schneider for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)
Reflects the maximum amount payable to Mr. Schneider under the Company’s EOBP10.  For Mr. Schneider the maximum bonus potential under the EOBP10 was 210% of his base salary.  Amounts actually paid under this program to Mr. Schneider for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)
Reflects the target amount payable to Mr. Cohen under the EOBP10.  For Mr. Cohen the target percentage under the EOBP10 was 65% of his base salary.  Amounts actually paid under this program to Mr. Cohen for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)
Reflects the maximum amount payable to Mr. Cohen under the EOBP10.  For Mr. Cohen the maximum bonus potential under the EOBP10 was 165% of his base salary.  Amounts actually paid under this program to Mr. Cohen for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)
Reflects the target amount payable to Mr. Wilhelm under the EOBP10.  For Mr. Wilhelm the target percentage under the EOBP10 was 65% of his base salary, adjusted for his hire date of 3/30/09.  Amounts actually paid under this program to Mr. Wilhelm for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)
Reflects the maximum amount payable to Mr. Wilhelm under the EOBP10.  For Mr. Wilhelm the maximum percentage under the EOBP10 was 65% of his base salary, adjusted for his hire date of 3/30/09.  Amounts actually paid under this program to Mr. Wilhelm for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)
The value of the shares granted to Mr. Wilhelm was finalized by the Committee on March 20, 2009. The actual grant of the shares took place on July 23, 2009, the date when the Company’s shareholders approved a new 2009 Incentive Plan under which the shares were granted.

(16)	Options granted to Mr. Wilhelm as part of his annual compensation were granted on his start date with the Company, March 30, 2009, and were granted under the 2002 Plan.

(17)
The exercise price of the options granted to Mr. Wilhelm was calculated to equal the average of the high and low sales price of the Company’s Class A common stock traded on the grant date of July 23, 2009.

(18)
Reflects the target amount payable to Mr. Sanders under the EOBP10.  For Mr. Sanders the target percentage under the EOBP10 was 65% of his base salary.  Amounts actually paid under this program to Mr. Sanders for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(19)
Reflects the maximum amount payable to Mr. Sanders under the EOBP10.  For Mr. Sanders the maximum bonus potential under the EOBP10 was 165% of his base salary.  Amounts actually paid under this program to Mr. Sanders for fiscal 2010 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
	Exercisable	Unexercisable

Glenn S. Lyon	15,000	—		$8.15	02/07/2012	25,000	(3)	$302,250
	35,000	—		$5.65	02/04/2013	30,000	(4)	$362,700
	50,000	—		$17.62	03/04/2014	23,803	(5)	$287,778
	30,000	—		$14.29	08/31/2015
	24,000	16,000		$16.07	03/29/2016
	15,000	35,000		$12.03	03/19/2017
	6,000	54,000		$4.51	03/11/2018
	—	118,474		$6.30	03/26/2019

Steven J. Schneider	12,000	—		$8.15	02/07/2012	25,000	(3)	$302,250
	24,500	—		$5.65	02/04/2013	55,000	(4)	$664,950
	40,000	—		$17.62	03/04/2014	19,196	(5)	$232,080
	25,000	—		$14.29	08/31/2015
	21,000	14,000		$16.07	03/29/2016
	9,000	21,000		$12.03	03/19/2017
	—	45,000		$4.51	03/11/2018
	—	12,500	(6)	$4.51	03/11/2018
	—	95,544		$6.30	03/26/2019

Gary D. Cohen	21,000	—		$8.15	02/07/2012	25,000	(3)	$302,250
	24,500	—		$5.65	02/04/2013	60,000	(4)	$725,400
	35,000	—		$17.62	03/04/2014	12,208	(5)	$147,595
	20,000	—		$14.29	08/31/2015
	12,000	8,000		$16.07	03/29/2016
	3,000	7,000		$12.03	03/19/2017
	3,500	31,500		$4.51	03/11/2018
	3,500	17,500	(7)	$4.51	03/11/2018
	—	60,766		$6.30	03/26/2019

Edward W. Wilhelm		30,000		$6.34	03/30/2019	30,000	(8)	$362,700

George S. Sanders	14,000	—		$4.00	04/26/2011	25,000	(3)	$302,250
	30,000	—		$8.15	02/07/2012	25,000	(4)	$302,250
	35,000	—		$5.65	02/04/2013	11,556	(5)	$139,712
	35,000	—		$17.62	03/04/2014
	20,000	—		$14.29	08/31/2015
	12,000	8,000		$16.07	03/29/2016
	3,000	7,000		$12.03	03/19/2017
	3,500	31,500		$4.51	03/11/2018
	—	57,517		$6.30	03/26/2019

(1)
Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four year period: 10% after one year, 20% after two years, 30% after three years and the remaining 40% after four years. All options expire ten years from the date of grant.

(2)
The values represented in this column have been calculated by multiplying $12.09 (the closing price of the Company’s common stock on the last trading day of fiscal 2010, which was February 26, 2010) by the number of shares of stock.

(3)	Restricted Class A common shares granted on March 19, 2007, have a three-year cliff-vesting schedule and vest on March 19, 2010.

(4)	Restricted Class A common shares granted on March 11, 2008, have a three-year cliff-vesting schedule and vest on March 11, 2011.

(5)
Restricted Class B common shares granted on July 23, 2009, have an adjusted three-year cliff-vesting schedule and vest on March 26, 2012. The three-year cliff-vesting schedule has been adjusted to account for the period of time between the date of Committee action, March 26, 2009, and the actual grant date of July 23, 2009.

(6)	Stock options granted as part of a special equity award to Mr. Schneider in fiscal 2009, which vest on March 11, 2010.

(7)	Stock options granted as part of a special equity award to Mr. Cohen in fiscal 2009, which vest on March 11, 2010.

(8)	Shares granted to Mr. Wilhelm on March 30, 2009, have a three-year cliff-vesting schedule and vest on March 30, 2012.

 FISCAL YEAR 2010 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Glenn S. Lyon	75,000	$525,584	20,000	$136,100

Steven J. Schneider	31,500	$142,024	15,000	$102,075

Gary D. Cohen	14,000	$90,360	7,000	$47,635

Edward W. Wilhelm	—	—	—	—

George S. Sanders	—	—	7,000	$47,635

(1)	Represents the difference between the exercise price of the stock options and the fair market value of the Company’s stock at exercise.

(2)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s Class A common stock on the vesting date: March 29, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of February 27, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)

Equity compensation plans approved by shareholders (1)	3,667,627	$9.98	8,359,137
Equity compensation plans not approved by shareholders	—	—	—
Total	3,667,627	$9.98	8,359,137

(1)	These shares are subject to awards made or to be made under the Company’s 1992 Employee Stock Incentive Plan, 2002 Stock Incentive Plan, 2009 Incentive Plan, Non-Employee Director Stock Option Plan, and Employee Stock Purchase Plan.

FISCAL YEAR 2010 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)

Glenn Lyon	$103,051	$12,261	$33,250	—	$148,562

Steven J. Schneider	$177,863	$16,296	$43,338	$—	$265,080

Gary D. Cohen	$42,476	$6,103	$11,210	$—	$60,651

Edward W. Wilhelm	—	—	—	—	—

George S. Sanders (5)	—	—	—	—	—

(1)
The amounts deferred by each named executive officer have also been reported as compensation for each respective named executive officer under the column heading “Salary” in the Summary Compensation Table.

(2)	All of the amounts reported in this column have also been included in the Summary Compensation Table under the column heading “All Other Compensation” for the respective named executive officer.

(3)	No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s NQDC Plan.

(4)
Represents the balance of the participant’s account under the NQDC Plan as of February 27, 2010.  The full amounts of the reported aggregate balances for the respective named executive officers, less the amounts reported in the contributions and earnings columns above with respect to fiscal year 2010, were reflected in prior years’ Summary Compensation Tables.

(5)	Was not a participant of the NQDC Plan during FY2010.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL

The Company is a party to employment agreements with the following named executive officers: Glenn S. Lyon, the Company’s Chief Executive Officer; Steven J. Schneider, the Company’s President and Chief Operating Officer; Gary D. Cohen, the Company’s Chief Administrative Officer and Secretary; Edward W. Wilhelm, Executive Vice President and Chief Financial Officer; and George S. Sanders, Executive Vice President, Real Estate and Store Development.  Under these agreements each of the named executive officers will be entitled to certain payment provisions if they are terminated under any of the following circumstances:

•	Without Cause by the Company or resignation by executive for Good Reason 30 days before or two years after a Change in Control;

•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;

•	Resignation by executive without Good Reason following a Change in Control;

•	Without Cause by the Company or resignation by executive for Good Reason other than during a Change in Control; and

•	For Cause by the Company or resignation by the executive without Good Reason.

Generally, pursuant to these agreements the terms “Cause”, “Good Reason” and “Change in Control” are defined as follows:

“Cause” means:

(A)	the willful and continued failure by an executive to perform his material duties;

(B)	the willful or intentional engaging by an executive in conduct within the scope of his employment that causes material injury to the Company;

(C)	the executive’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)	a material breach of the executive’s covenants of non-competition, non-solicitation and confidentiality that causes a material injury to the Company.

“Good Reason” means if, other than for cause, any of the following has occurred:

(A)	any reduction in the executive’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executives of the Company);

(B)	a transfer of the executive’s primary workplace by more than thirty-five (35) miles from its location;

(C)	a material breach of the agreement by the Company; or

(D)
if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive’s authority, duties or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive’s position with the Company.

“Change in Control” means the consummation of one or more of the following:

(A)	the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;

(B)
any person or group, other than the three founders of the Company, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;

(C)
a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(D)	if during any 12-month period, a majority of the then current directors cease for any reason to constitute a majority of the Board.

Termination of an Executive 30 Days Before and through Two Years After a Change In Control

If an executive is terminated by the Company without Cause (other than by reason of death or disability) or resigns for Good Reason, in either case, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive’s base salary with his annual target bonus and the value of any other bonus the executive could have earned during the year of termination, and multiplying that figure by 2.5, and (3) health insurance benefits for each executive and his dependents for two years. Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 of the Code, then the executive would receive an additional gross-up payment to indemnify him for the effect of such a tax.

The amounts shown in the tables below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the tables below). The chart below illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company without Cause or such executive resigned for Good Reason with respect to a Change in Control on February 27, 2010:

Executive	Lump Sum Cash Payment (Base + Target Bonus x 2.5) (1)	Health Insurance Benefits for two years (2)		Tax Gross Up (3)

Glenn S. Lyon	$4,711,408	$24,134		$425,793
Steven J. Schneider	$3,453,775	$24,134		$227,975
Gary D. Cohen	$2,048,908	$17,308	$	----	(4)
Edward W. Wilhelm	$1,736,538	$20,430		$33,102
George S. Sanders	$1,802,813	$24,134		$118,119

(1)
This amount is calculated by adding the named executive officer’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the named executive officer could have earned during the year and multiplying it by 2.5.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 27, 2010.

(3)
Each named executive officer’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

(4)	Based on current estimates no excise tax gross up would be payable to the executive on the contemplated date.

Termination of an Executive Without Cause Upon Non-Renewal of Agreement

If an executive is terminated by the Company without Cause at the end of his employment term in connection with the Company providing the executive with a notice of non-renewal of his agreement, then each such executive will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive’s base salary, (3) health insurance benefits for each executive and his dependents for one year, and (4) if the executive was eligible to receive a cash bonus for the calendar year during which his employment was terminated, an amount equal to a pro-rated portion (based upon the number of days during such calendar year the executive was employed) of the annual bonus and any other bonus the executive would have received during such calendar year had he remained employed through the entire year.

The following chart illustrates the potential payments that each executive would be entitled to if the Company did not renew the executive’s agreement and the executive was terminated by the Company without cause on February 27, 2010:

Executive	Lump Sum Cash Payment Equal to Base Salary (1)	Health Insurance Benefits for one year (2)	Bonus Amount (3)

Glenn S. Lyon	$661,250	$12,067	$1,223,313
Steven J. Schneider	$531,350	$12,067	$850,160
Gary D. Cohen	$364,250	$8,654	$455,313
Edward W. Wilhelm	$322,500	$10,215	$372,115
George S. Sanders	$320,500	$12,067	$400,625

(1)	Amount represents the named executive officer’s annual base salary as of February 27, 2010.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 27, 2010.

(3)	Amount represents the value of earned bonus payments for fiscal year 2010.

Termination of an Executive by Resignation Without Good Reason Following a Change In Control

If an executive resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive shall be entitled to receive such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive’s base salary.

The following chart illustrates the potential payments that each executive would be entitled to if they terminated their employment by resignation without Good Reason on February 27, 2010, and such date was within the 30 day period following the first anniversary of a Change in Control:

Executive	Lump Sum Payment Equal to Base Salary	Tax Gross Up (1)

Glenn S. Lyon	$661,250	—
Steven J. Schneider	$531,350	—
Gary D. Cohen	$364,250	—
Edward W. Wilhelm	$322,500	—
George S. Sanders	$320,500	—

(1)	Based on current estimates no excise tax gross up would be payable to the executive on the contemplated date.

Termination of an Executive Other Than in Connection With a Change in Control

If an executive is terminated by the Company without Cause (other than by reason of death or disability) or if the executive resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Lyon, two and one half times his base salary, (b) with respect to Mr. Schneider, two times his base salary, (c) with respect to Mr. Gary Cohen, one and one half times his base salary; (d) with respect to Mr. Wilhelm, one times his base salary; and (e) with respect to Mr. Sanders, one times his base salary; (3) health insurance benefits for each executive and his dependents for a period equal to:  (a) with respect to Mr. Lyon, two years; (b) with respect to Mr. Schneider, one and one-half years; (c) with respect to Mr. Cohen, one year; (d) with respect to Mr. Wilhelm, one year; and (e) with respect to Mr. Sanders, one year; and (4) if the executive was eligible to receive a cash bonus for the calendar year during which his employment was terminated, an amount equal to the greater of (a) a pro-rated portion (based upon the number of days during such calendar year the executive was employed) of the annual bonus and any other bonus the executive would have received during such calendar year had he remained employed through the entire year, or (b) the average annual bonus actually paid to the executive over the three full fiscal years prior to the termination date.

The following chart illustrates the potential payments to which each executive would be entitled if he were terminated by the Company without Cause or the executive resigned for Good Reason other than in connection with a Change in Control on February 27, 2010:

Executive	Lump Sum Cash Payment (1)		Health Insurance Benefits (2)	Bonus Amount (3)

Glenn S. Lyon	$1,653,125	(4)	$24,134	$1,223,313
Steven J. Schneider	$1,062,700	(5)	$18,100	$850,160
Gary D. Cohen	$546,375	(6)	$8,654	$455,313
Edward W. Wilhelm	$322,500		$10,215	$372,115
George S. Sanders	$320,500		$12,067	$400,625

(1)	Unless indicated otherwise, amount represents the named executive officer’s annual base salary as of February 27, 2010.

(2)
The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on February 27, 2010.  In the case of Mr. Lyon, the period identified is two years and in the case of Mr. Schneider, the period identified is one and one-half years.  Otherwise, the period is one year.

(3)	Amount represents the value of earned bonus payments for fiscal year 2010.

(4)	Amount reflects a cash payment equal to 2.5 times the base salary for Mr. Lyon.

(5)	Amount reflects a cash payment equal to 2.0 times the base salary for Mr. Schneider.

(6)	Amount reflects a cash payment equal to 1.5 times the base salary for Mr. Cohen.

Termination of an Executive for Cause or by Executive Without Good Reason

If an executive is terminated by the Company for Cause, or the executive resigns without Good Reason, then such executive would be entitled to receive his base salary through the date of termination, any earned but unpaid portion of the executive’s annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive in accordance with Company policy prior to the executive’s termination date, and such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans according to their terms.

The following chart illustrates the potential payments that each executive would be entitled to if they were terminated by the Company for Cause or the executive resigned without Good Reason on February 27, 2010:

Executive	Base Salary (1)	Annual Performance Bonus (2)
Glenn S. Lyon	--	--
Steven J. Schneider	--	--
Gary D. Cohen	--	--
Edward W. Wilhelm	--	--
George S. Sanders	--	--

(1)	The executive would receive his base salary through the date his employment terminated.

(2)	Amount represents the unpaid portion of the executive’s annual performance bonus for fiscal 2009, the year preceding the year employment terminated.

Director Compensation

The Compensation Committee customarily reviews and sets director compensation at its first meeting that follows the Company’s annual meeting. After the Company’s 2009 annual meeting, the Committee set director compensation as follows: upon the commencement of service on the Board a new outside director is eligible to receive a grant of the Company’s shares valued at $30,000; thereafter each outside director is eligible to receive an annual grant of Company shares valued at $40,000 for continued service. For each outside director the fee component consists of an annual retainer in the amount of $20,000. Each outside director also receives $2,500 per Board meeting attended. For those outside directors that comprise the Audit and Compensation Committees a fee of $1,500 is payable per each such committee meeting attended. The Chairman of the Audit Committee receives an annual fee of $10,000, the Chairman of the Compensation Committee receives a fee of $6,000, and the Chairman of the Governance & Nominating Committee receives a fee of $6,000. Each outside director also receives a fee of $1,000 for attending any non-regularly scheduled Board meeting.

The following table summarizes the compensation paid to the Company’s non-employee outside directors for the fiscal year ended February 27, 2010.

FISCAL YEAR 2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards($) (2)		Total ($)

Alan H. Cohen Chairman of the Board Class I	$33,000	$40,000		$73,000

Dolores A. Kunda Compensation Committee Governance & Nominating Committee Class I	$51,500	$40,000		$91,500

Stephen Goldsmith Audit Committee Governance & Nominating Committee Class III	$65,553	$40,000		$105,553

Bill Kirkendall Compensation Committee Audit Committee Class II	$62,767	$40,000		$102,767

William P. Carmichael Audit Committee Finance Committee Class II	$53,250	$40,000		$93,250

Catherine A. Langham Compensation Committee Governance & Nominating Committee Class III	$54,000	$40,000		$94,000

Richard P. Crystal Governance & Nominating Committee Class II	$9,000	$30,000	(3)	$39,000

Mark S. Landau Audit Committee Class I	--	$30,000	(4)	$30,000

Norman Gurwitz Compensation Committee Audit Committee Class III	$34,500	$70,000	(5)	$104,500

(1)	Amounts reflected in this column include the value of an outside director’s annual retainer fee and additional fees for those directors who serve on a committee of the Board.

(2)
Stock granted to directors as part of their annual compensation were in the form of Class B common shares granted on July 23, 2009, except as otherwise indicated. When eligible for conversion, Class B common stock is convertible into shares of Class A common stock on a one-to-one basis for no additional consideration. Each share of Class B common stock entitles the holder of record to ten votes for each share owned, while each share of Class A common stock entitles the holder of record to one vote per share. Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718.  As of February 27, 2010, each director had the following aggregate number of stock awards outstanding: Mr. Cohen – 1,042,581 shares (of which 4,799 were unvested); Ms. Kunda – 8,937 shares (of which 4,799 were unvested); Mr. Goldsmith – 8,585 shares (of which 4,799 were unvested); Mr. Kirkendall – 7,585 shares (of which 4,799 were unvested); Mr. Carmichael – 12,585 shares (of which 4,799  were unvested); Ms. Langham – 9,385 shares (of which 4,799 were unvested); Mr. Crystal – 2,773 shares (all of which were unvested); Mr. Landau – 2,674 shares (all of which were unvested); Mr. Gurwitz – 8,398 shares (all of which were unvested).

(3)
Mr. Crystal was elected to the Board on October 27, 2009, and upon his election was granted an amount of Class B common stock equal to $30,000 on the grant date. The Company based the value of the shares granted on the average of the high and low price of the Company’s Class A common stock on the grant date.

(4)
Mr. Landau was elected to the Board on January 29, 2010, and upon his election was granted an amount of Class B common stock equal to $30,000 on the grant date. The Company based the value of the shares granted on the average of the high and low price of the Company’s Class A common stock on the grant date.

(5)
Mr. Gurwitz was elected to the Board on July 23, 2009, upon his election Mr. Gurwitz was granted $30,000 Class B common stock for commencement of service on the Board, and $40,000 in Class B common stock as annual compensation for continued service. The Company based the value of the shares granted on the average of the high and low price of the Company’s Class A common stock on the grant date.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under an annually reviewed charter approved by the Board. Company management has primary responsibility for the preparation of the Company’s financial statements and the reporting process on behalf of the Company including the systems of internal controls. However, the Audit Committee assists in the oversight of the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended February 27, 2010, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in the Nasdaq listing standards and SEC rules). Each member meets Nasdaq financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 27, 2010, for filing with the SEC.

William P. Carmichael, Chair
Bill Kirkendall
Mark Landau
Norman Gurwitz

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal 2010.

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2010 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act of 2002, as amended, and the related rules of the Securities and Exchange Commission.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories are:

	2010	2009
Audit Fees	$407,310	$453,197
Audit-Related Fees	19,945	19,500
Tax Fees	64,449	69,626
All Other Fees	—	—
	$491,704	$542,323

Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s Profit Sharing and 401(k) plan. Tax fees consist primarily of tax compliance and consultation on routine tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 2 on your Proxy)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2011. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 26, 2011 to be ratified, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2011 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than April 23, 2011.

If a shareholder wishes to submit a proposal for consideration at the 2011 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the first anniversary of the 2010 Annual Meeting (in the event that the date of the 2011 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2011 Annual Meeting of Shareholders). Such notice should be sent to the Company in care of the Secretary at its principal offices.

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2010 Annual Meeting (or if the 2011 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2011 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders for the fiscal year ended February 27, 2010, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the 2010 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Chief Administrative Officer & Secretary
Indianapolis, Indiana
June 21, 2010

ATTN: GARY D. COHEN 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					M26016-P98516	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

THE FINISH LINE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	To elect three Class III directors to serve on the Company's Board of Directors until the 2013 Annual Meeting of Shareholders;	☐	☐	☐	_________________________________

Nominees:
01) Stephen Goldsmith
02) Catherine A. Langham
03) Norman H. Gurwitz

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 26, 2011.					☐	☐	☐

 NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTORS OF THE COMPANY, FOR PROPOSAL 2 AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

M26017-P98516

THE FINISH LINE, INC.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 22, 2010.
This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 22, 2010, at 9:00 a.m. E.D.T. at the Company's Corporate Office located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2010 Annual Meeting and, revoking all prior Proxies, appoints Steven J. Schneider and Donald E. Courtney, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 22, 2010, and any adjournments or postponements thereof upon the matters listed and in the manner designated on the reverse side of this card. The Notice of Annual Meeting of Shareholders and Proxy Statement, 2010 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the annual meeting are also available at www.finishline.com. You also may request a copy of these materials by sending an e-mail to IR@finishline.com. For meeting directions please call (317) 899-1022, extension 4.

Continued and to be signed on reverse side